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UNITED MEXICAN STATES

ALFONSO SALINAS FLORES

NOTARY PUBLIC NO. 135

REYNOSA TAMAULIPAS

Lic. Alfonso Salinas Flores

Notary Public No. 135

Michoacan No. 590 Ote.

Col. Rodriguez

Cd. Reynosa Tam.

Telephone Nos.: 89-22-18-27

89-22-52-67

89-22-35-27

[left and right margin, odd pages]

COMPARED

VOLUME LXXIX SEVEN HUNDRED NINE

PUBLIC DEED NO. 1984 ONE THOUSAND NINE HUNDRED EIGHTY-FOUR.

PAGE NO. 129 ONE HUNDRED TWENTY-NINE.

In the city of Reynosa, State of Tamaulipas, United Mexican States, at 9:00 nine a.m. on the 9th ninth of September of 1997 nineteen ninety-seven, BEFORE ME, LICENCIADO ALFONSO SALINAS FLORES, NOTARY PUBLIC NO. 135 ONE HUNDRED THIRTY-FIVE, legally practicing in this City, there appeared Licenciado JORGE A. GARCÍA ADAME, representing BOMBARDIER INC., and Licenciado MARIO PERELA RIVEROLL, representing BOMBARDIER MOTOR CORPORATION OF AMERICA, and they tell me that they appear before the undersigned in order to organize a VARIABLE CAPITAL CORPORATION (SOCIEDAD ANONIMA DE CAPITAL VARIABLE), which they submit to the provisions of Mexican law according to the following background and clauses:

BACKGROUND

ONE. The parties appearing before me state that Permit No. 09020633 zero nine zero two zero six six three three, File No. 0902633 zero nine zero two zero six three three Page No. 20739 two zero seven three nine dated the 4th fourth of June of 1997 nineteen ninety-seven was applied for and obtained from the Secretariat of Foreign Relations for the organization of a VARIABLE CAPITAL CORPORATION (SOCIEDAD ANONIMA DE CAPITAL VARIABLE) that will be called BOMBARDIER (MEXICO), S.A. DE C.V., the original of which document is added to the appendix marked with the letter “A.” Attached is also a copy of payment receipt No. 1508347 one five zero eight three four seven, covering the fees to issue the permit in question, which copy is attached to this instrument as attachment “B.”

TWO. The parties appearing before me add that, in order to formalize the company’s organization, they execute the following:

CLAUSE ONE OF ONE

Mr. JORGE A. GARCÍA ADAME, representing BOMBARDIER INC., and Mr. MARIO PERELA RIVEROLL, representing BOMBARDIER MOTOR CORPORATION OF AMERICA, organize a VARIABLE CAPITAL CORPORATION, executing the following:

BY-LAWS

CHAPTER ONE

NAME, REGISTERED OFFICE, PURPOSE, DURATION AND NATIONALITY

ARTICLE ONE. LEGAL SCHEME. The Company will be governed by the following bylaws and, for all matters not contemplated therein, by the applicable provisions of the General Law of Commercial Companies.

ARTICLE TWO. NAME. The name of the company is BOMBARDIER (MEXICO), and it will always be followed by the words “SOCIEDAD ANONIMA DE CAPITAL VARIABLE” or their abbreviation “S.A. DE C.V.”

ARTICLE THREE. REGISTERED OFFICE. The Company’s registered office will be the City of Reynosa, Tamaulipas, Mexico, and it may establish agencies, branches or representative offices in any other place in the Mexican Republic or abroad, and submit to contractual addresses.

ARTICLE FOUR. CORPORATE PURPOSE. The company’s purpose shall not include those activities restricted for companies with Foreign Investment in accordance with the laws of Mexico. The corporate purpose includes the following activities: 1.-Manufacture, assembly, distribution and sale of motorized products and their components; 2.- Importation, exportation, sale, assembly, transformation, manufacture and trade of all manner of materials, parts, components, assemblies, subassemblies, accessories, equipment and machinery used in the design, manufacture, assembly (partial and total), distribution and sale of motorized products and their components, including the search for potential suppliers; 3.- Actively promoting the sale of third parties in Mexico; 4.-Implementing various business and economic agreements in the field of business and others; 5.-Seeking opportunities for future development of cooperation, expanding the economic, commercial and technological exchange of information and the development of business and economic links with third parties; 6.-Acting in trade and in other transactions, including the introduction of the most innovative objectives in world technology, importation of machinery and equipment, and development of technological services; 7.-Carrying out the acts that a company requires, such as reports on local competition, executing contracts, evaluating the general condition of business in Mexico and outside the country; 8.-Carrying out all necessary advertising with respect to itself as well as its subsidiaries and affiliates in the entire Mexican Republic; 9.-Establishing, building, renting, operating, acquiring shops, warehouses, storage rooms and any other establishment necessary for the Company’s purposes; 10.-Acquiring, owning, leasing, buying, selling, disposing of and, generally, trading through legal operations with respect to its fixed assets, shares and other credit instruments in Mexico, as well as abroad; 11.-Acquiring, owning, leasing and disposing of all manner of personal and real property, in order to satisfy the Company’s corporate objective, including the establishment of trusts, as well as any other type of operation permitted by the Law; 12.-Hiring employees, managers and executives, agents, customs agents, customs attorneys-in-fact, commission agents, professionals, representatives, intermediaries of all types and distributors necessary to fulfill the corporate purpose; 13.-Granting or receiving all manner of financing, with or without guarantees, establishing trusts, granting encumbrances, issuing and negotiating all manner of credit instruments, including granting its own guarantees and endorsements to third parties; 14.-Establishing administrative offices, agencies and branches in Mexico and abroad; 15.-Obtaining, acquiring, conveying, through franchises or concessions, and owning all manner of patents and marks and other industrial and intellectual property rights, copyrights, invention certificates and trademarks in Mexico and abroad; 16.-Receiving and granting all manner of powers of attorney, delegating them to its employees and executives, as well as modifying and/or revoking them at any time; 17.-Representing or being an agent of all manner of domestic or foreign business or industrial companies and getting involved in the sale and commercialization of their products and services; 18.-Generally, carrying out and executing all manner of legal acts and civil, commercial, administrative and any other agreements related to the corporate purpose.

ARTICLE FIVE. DURATION. The Company’s duration will be 99 (ninety-nine) years, which will be automatically extended for another 99 (ninety-nine) years unless, before the first term ends, the special shareholders’ meeting decides that the Company be dissolved.

ARTICLE SIX. NATIONALITY. The company is of Mexican Nationality, the founding partners agreeing and it being established, for future partners that the Company may have, that “Any foreigner who, at the event of organization or any other subsequent time acquires an interest or share in the Company will be considered, for that mere fact, as Mexican with respect to one and the other, as well as the property, rights, concessions, holdings or interests that the Company owns or else with respect to the rights and obligations arising out of contracts executed with Mexican authorities, and it shall be understood that he agrees not to invoke the protection of his government, under the penalty, if he breaches the agreement, of losing such interests, rights or shares, to the benefit of the Mexican Nation.”

CHAPTER TWO

CAPITAL STOCK AND SHARES

ARTICLE SEVEN. CAPITAL. The capital stock is made up of a fixed portion and another variable portion. The minimum fixed capital is $50,000.00 (Fifty Thousand and 00/100 Pesos, National Currency), represented by 50,000 (Fifty Thousand) common, registered shares with a par value of $1.00 (One and 00/100 Peso, National Currency) each, fully subscribed to and paid up.

The variable capital will be unlimited and will be represented by the shares determined by the shareholders’ meeting that approves their issue. The Series “A” shares will be for Mexican partners, and the Series “B” shares will be for foreign partners. Notwithstanding the above, the Series “A” and the Series “B” shares will grant equal rights to their holders. The shares representing the Company’s fixed capital will be designated as Series “A-1” or “B-1” shares, as applicable.

ARTICLE EIGHT. SHARE CERTIFICATES. The certificates representing the company’s shares must contain, in their text, the requirements set forth in article 125 (one hundred twenty-five) of the General Law of Commercial Companies, and they may cover one or more shares, and they will be signed by two members of the Board of Directors or by the Sole Director and CEO. In addition, the certificates will have the text of article six of these bylaws printed on it.

ARTICLE NINE. REGISTRATION OF SHARES. The Company will keep a share registration book containing the name, nationality and address of the shareholders, indicating the shares belonging to them, with all their details. In addition, the payments made by the shareholders and the conveyances of their certificates will be noted in such book.

ARTICLE TEN. INCREASES AND DECREASES IN CAPITAL. The capital stock may be increased or decreased through a resolution of the special shareholders’ meeting except in cases of increases or decreases in the variable part of the capital stock, which increases or decreases may be made through a resolution of the regular general shareholders’ meeting. In case of an increase in capital, the shareholders will have a preferred right to subscribe to the increase in proportion to the number of shares that they own, and they must exercise that right within a period of 15 (fifteen) working days following the date of written notification made in accordance with article 132 (one hundred thirty-two) of the General Law of Commercial Companies. However, if at the time of voting at the meeting, all the capital stock is represented, such period of 15 (fifteen) working days will begin running from the date of the meeting, and the shareholders will be deemed notified of the respective decision at that time. Increases in the fixed and variable part of the capital stock will be represented through the issue of Series “A-1 or 2 or B-1 or 2” certificates, respectively, as appropriate for each increase in the variable capital, unless the shareholders’ meeting decides otherwise, depending only on if the person subscribing to the increase is Mexican or a foreigner.

CHAPTER THREE

MANAGEMENT

ARTICLE ELEVEN. MANAGEMENT OF THE COMPANY. Management of the company will be the responsibility of the board of directors or of a sole director and CEO, as determined by the regular shareholders’ meeting. The Board will be made up of at least three members designated by the regular shareholders’ meeting. If the meeting deems it necessary, it may appoint alternate directors.

The Sole Director and CEO or directors who are owners or alternates may but need not be company shareholders, and they will continue holding their positions until the persons designated to replace them take over. The Directors or the Sole Director and CEO will receive the compensation determined by the regular shareholders’ meeting. The Sole Director and CEO or the directors may be removed at any time through a resolution of the regular shareholders’ meeting.

ARTICLE TWELVE. BOARD MEETINGS. The Board of Directors will hold its meetings at the registered office or, by a unanimous decision, any other place in the Mexican Republic or abroad. For the meetings to be legally held, the appearance of half the members of the board shall be required, and its resolutions will be valid when adopted by a majority of the directors who are present. In case of a tie, the chairman of the Board will have a vote in addition to his regular vote. Minutes will be drawn up for each meeting, and they will be signed by the chairman and the secretary and recorded in the book kept for that purpose. If the chairman does not attend the meeting, it will be chaired by the director that follows him in hierarchical order and, in his absence, by the director designated by a majority of votes of those who are present.

ARTICLE THIRTEEN. RESOLUTIONS OF THE BOARD OF DIRECTORS BY UNANIMOUS CONSENT. Any type of resolution requiring the involvement of the Board of Directors may be adopted without the need for the Board to meet, and it will be valid provided all the directors formalize, in writing and unanimously, the resolution adopted, in accordance with the stipulations of Article 143 of the General Law of Commercial Companies. Whenever there is a need to give notification in advance of a meeting of the directors, according to the terms of these bylaws or the General Law of Commercial Companies, it will be understood that the directors waive the need to be notified through a notice of meeting if they state it in writing, before or after formalizing their decision in writing, which would be equivalent to such directors being duly summoned to make decisions on behalf of the board of directors.

ARTICLE FOURTEEN. RIGHTS OF MINORITIES. Any shareholder or group of shareholders representing at least 25% (twenty-five percent) of the capital stock will have the right to designate at least one member of the Board of Directors. Each shareholder will have the right to one vote cast only once for each share belonging to him in each one of the designations of the members of the board. Such designations will be submitted to voting individually by each member of the Board. However, the first sentence of this article will always prevail.

ARTICLE FIFTEEN. POWERS OF THE DIRECTORS. The Sole Director and CEO and the Board of Directors, as applicable, will have all manner of powers of administration, for lawsuits and collections, even the special ones that, under the law, require a special clause according to the terms of articles 2554 (two thousand five hundred fifty-four) and 2587 (two thousand five hundred eighty-seven) of the Civil Code for the Federal District and related articles of the Civil Codes of the States of the Mexican Republic and, especially, the related provisions of the Civil Code of the State of Tamaulipas. They will have powers to issue and subscribe to credit instruments in accordance with articles 9 and 85 of the General Law of Credit Instruments and Operations, to file and answer complaints, to challenge judges, to compromise, to submit to arbitration, to make and receive payments, to execute agreements, to represent the company in all manner of civil, commercial or labor proceedings or procedures, to prepare and answer interrogatories, to file penal complaints or grievances and to ratify them, to assist the Office of the Government Attorney, to abandon complaints or grievances filed and to grant pardons, to carry out all manner of actions and steps before administrative authorities for matters of interest to the company, to file all manner of appeals, including an appeal for relief under the Constitution and to abandon them. The Sole Director and CEO will not require any special authorization to make or implement his decisions.

Without detriment to the powers indicated above, the Sole Director and CEO or the board of directors, as applicable, may, without limitation:

a)	Represent the company before all manner of judicial, administrative or labor authorities with the above-mentioned powers;

b)	Carry out all pertinent actions and operations to fulfill the corporate purpose;

c)	Decide on expenses that must be incurred with a charge to the Company’s budget;

d)	Execute and sign all manner of public or private contracts, agreements or documents and issue credit instruments according to the terms of articles nine and eighty-five of the General Law of Credit Instruments and Operations, whether issuing, accepting, endorsing, or guaranteeing them or to collect their amount or assume obligations on behalf of the company, to take out loans and open bank accounts or accounts of another nature on behalf of or for the account of the company;

e)	To name and remove the Directors, Managers, Executive, officials and employees of the company and to set their powers, obligations and compensation;

f)	To grant, delegate and revoke general or special powers of attorney with the powers that they deem appropriate;

g)	To call shareholder meetings, whether ordinary, special or extraordinary, and to implement the decisions thereof.

ARTICLE SIXTEEN. JOINT AND SEVERAL LIABILITY. Pursuant to article 158 (one hundred fifty-eight) of the General Law of Commercial Companies, the directors are jointly and severally liable to the company:

a)	For the collection of contributions to be made by the shareholders;

b)	For compliance with the requirements of the law and the bylaws established with respect to the dividends paid to the shareholders;

c)	For the existence and keeping of accounting, control, recording, filing or information systems contemplated in the Law;

d)	For exact compliance with the decisions made by the shareholder meetings.

ARTICLE SEVENTEEN. POWERS OF THE SOLE DIRECTOR AND CEO OR CHAIRMAN OF THE BOARD OF DIRECTORS. The chairman of the Board of Directors will be the legal representative of the Board itself and the executor of its resolutions, without the need for a special decision instructing him on the execution of such resolutions. For the mere fact of his appointment, the Sole Director and CEO or the chairman of the Board of Directors, as applicable, will have, with respect to the company, all manners of powers of administration and for lawsuits and collections, whether general or special, even those that, under the law, require a special clause according to the terms of the first two paragraphs of articles 2554 (two thousand five hundred fifty-four) and 2587 (two thousand five hundred eighty-seven) of the Civil Code for the Federal District and its related articles of the Civil Codes of the States of the Mexican Republic, including those necessary to subscribe to credit instruments according to the terms of Articles Nine and Eighty-five of the General Law of Credit Instruments and Operations, to grant general or special powers of attorney within their powers and to file appeals and actions for relief under the Constitution and, at the same time, to abandon judicial procedures, including a petition for relief under the Constitution.

ARTICLE EIGHTEEN. DIRECT MANAGEMENT. The direct management of the company will be the responsibility of one or more directors, managers or executives named by the Sole Director and CEO or Board of Directors, as applicable, or by the regular shareholders’ meeting, which directors, managers or executives may but need not be shareholders. They will have the powers and obligations that the Sole Director and CEO or Board of Directors or regular meeting indicates to them when appointing them and granting them the necessary powers of attorney. Such officials will hold their positions until their respective appointments are revoked.

ARTICLE NINETEEN. GUARANTEES. In accordance with the provisions of Articles 152 and 153 of the General Law of Commercial Companies, the Sole Director and CEO and members of the Board of Directors, Officers, Managers and Executives of the company will not be required to post a guarantee or bond to guarantee performance of their obligations unless the shareholders decide otherwise.

CHAPTER FOUR

OVERSIGHT

ARTICLE TWENTY. OVERSIGHT. Oversight of the company will be the responsibility of one or more shareholders’ auditors (comisarios) designated by the regular shareholders’ meeting. A minority representing 25% (twenty-five percent) of the capital stock will have the right to appoint a shareholders’ auditor in case there are 2 (two) or more of them. The provisions of Article Fourteen will also be applicable to such shareholders’ auditor.

ARTICLE TWENTY-ONE. SHAREHOLDERS’ AUDITORS. The shareholders’ auditors may not be company shareholders. They will hold their positions until they are removed by the regular shareholders’ meeting, and they may be reelected. They must continue to hold their positions until the persons designated to replace them take over.

ARTICLE TWENTY-TWO. IMPEDIMENTS TO BEING SHAREHOLDERS’ AUDITORS. The following persons may not be shareholders’ auditors:

a)	Those who, under the law, are prevented from engaging in business;

b)	Employees of the company, employees of companies that are shareholders of this company and hold more than 25% (twenty-five percent) of the capital stock or employees of those companies of which this company holds more than 50% (fifty percent) of the shares;

c)	Persons related by blood to the directors in a straight line without a limitation of degree, collaterals by consanguinity within the fourth degree and relatives by marriage within the second-degree.

ARTICLE TWENTY-THREE. The following are powers and obligations of the shareholders’ auditors:

a)	To ensure the establishment and continuation of the guarantee, if any, referred to in article nineteen of these bylaws;

b)	To carry out a review of operations, documentation, records and other evidentiary proof to the degree and extent necessary to perform the oversight of operations imposed on them by the Law and to issue the opinion mentioned in the following subsection;

c)	To submit to the regular general shareholders’ meeting, on an annual basis, a report on the truthfulness, sufficiency and reasonability of the documentation presented by the managers to the shareholders’ meeting itself. This report must include at least the following:

1.- The opinion of the shareholders’ auditor on whether the accounting and information policies and criteria followed by the company are proper and sufficient, taking into account the company’s specific circumstances;

2.- The opinion of the shareholders’ auditor with respect to the information presented by the directors as to the consistent application of previously established criteria;

3.- The opinion of the shareholders’ auditor on whether, as a consequence of the above, the information presented by the directors truthfully and sufficiently reflects the company’s financial situation and results;

d) All others mentioned in sections five, six, seven, eight and nine of article 166 (one hundred sixty-six) of the General Law of Commercial Companies.

ARTICLE TWENTY-FOUR. GUARANTEES. As stipulated in Articles 152 and 153 of the General Law of Commercial Companies, the shareholders’ auditors are not required to post any guarantee or deposit guaranteeing performance of their obligations unless the shareholders decide otherwise.

CHAPTER FIVE

SHAREHOLDERS’ MEETINGS

ARTICLE TWENTY-FIVE. GENERAL SHAREHOLDER MEETINGS. The general meeting of shareholders, legally called to order, is the supreme body of the Company, and its decisions bind even those who are absent and dissenting, except for the right of opposition referred to in article 201 (two hundred one) of the General Law of Commercial Companies.

ARTICLE TWENTY-SIX. TYPES OF MEETINGS. The general shareholder meetings will be regular and special. All of them will be regular except for those that are held to discuss any of the matters included in article 182 (one hundred eighty-two) of the General Law of Commercial Companies, which meetings will be special. Shareholder meetings discussing an increase or decrease in the Company’s variable capital will also be regular.

ARTICLE TWENTY-SEVEN. ANNUAL MEETING. A regular meeting will be held at least once a year within four months following the end of the fiscal year, and, in addition to the matters included on the agenda, it will take up the following:

a) Discussion, approval or modification of the managers’ report referred to in Article Thirty-Seven of these bylaws, taking into account the report of the shareholders’ auditors, in addition to adopting the measures that the shareholders deemed appropriate;

b) Naming and/or removing the Sole Director and CEO or the members of the Board of Directors and the shareholders’ auditors

c) Determining the emoluments for the managers and shareholders’ auditors.

ARTICLE TWENTY-EIGHT. NOTICE OF MEETING. The notice for the general shareholder meetings must be issued by the Sole Director and CEO or the Board of Directors or by the shareholders’ meetings. However, shareholders representing at least 33% (thirty-three percent) of the capital stock may at any time ask the Sole Director and CEO or the Board of Directors or the shareholders’ auditor to call a general or special general shareholders’ meeting to discuss the matters indicated in their request. If the Sole Director and CEO or the Board of Directors or the shareholders’ auditors do not issue a notice of meeting within 15 (fifteen) days following the date of the request, it will be done by a Civil or District Judge in the jurisdiction of the Company’s main place of business, at the request of concerned parties representing at least 33% (thirty-three percent) of the capital stock, which concerned parties must evidence their status of shareholders for that purpose.

The notices of meetings must be issued through a publication in the official newspaper or in one of the newspapers with the highest circulation in the company’s main place of business, at least 8 (eight) days before the date of the meeting.

ARTICLE TWENTY-NINE. FULL MEETINGS (ASAMBLEAS TOTALITARIAS). They may be held without the requirement of publishing the notice of meeting, and the resolutions that are adopted will be valid in the following cases:

a).-When, from the beginning until the end of the meeting, the entire capital stock is represented, and;

b).-When a meeting is held as a continuation of another previous one, and, the date and time to continue it have been indicated in it, provided no matters other than those indicated in the first notice of meeting are taken up.

ARTICLE THIRTY. REPRESENTATION. The shareholders will have the right to be represented at the meeting by the person(s) that they designate, through a simple proxy signed by the concerned party and two witnesses. Shareholders may not be represented by any of the managers or shareholders’ auditors (comisarios).

ARTICLE THIRTY-ONE. MINUTES OF MEETINGS. The minutes of the meetings will be recorded in the respective book and will be signed by the Chairman and Secretary of the meeting, as well as by the shareholders’ auditors who attend.

ARTICLE THIRTY-TWO. CHAIRMAN AND SECRETARY OF THE MEETINGS. The meetings will be chaired by the Sole Director and CEO (Administrador Unico) or by the chairman of the Board of Directors or, as applicable, by the person elected by the majority of votes of those present. The secretary and teller of the meeting will be designated by the majority of the shareholders who are present or by the chairman.

ARTICLE THIRTY THREE. QUORUM AND RESOLUTIONS ADOPTED BY REGULAR MEETINGS. In order for a regular shareholders’ meeting held by virtue of the first notice to be valid, it will be necessary for at least 50% (fifty percent) of the capital stock to be represented thereat, and the resolutions will be valid when adopted by the favorable vote of the majority of the shares represented at the meeting.

ARTICLE THIRTY-FOUR. QUORUM AND RESOLUTIONS ADOPTED BY SPECIAL MEETINGS. In order for the special meetings held under the first notice to be valid, at least 75% (seventy-five percent) of the capital stock must be represented and their resolutions must be adopted with a favorable vote of shares representing at least 51% (fifty-one percent) of the capital stock.

ARTICLE THIRTY-FIVE. SECOND NOTICE OF MEETING. If the regular meeting cannot be held on the date indicated in the first notice of meeting, a second notice of meeting will be issued. However, the resolutions of meetings held as a result of a second notice of meeting will be valid if they are adopted in compliance with at least the quorums and voting described in the above two articles, depending on the type of meeting.

ARTICLE THIRTY-SIX. RESOLUTIONS OF THE GENERAL SHAREHOLDERS’ MEETING BY UNANIMOUS CONSENT. Any type of resolution that is necessary or that has to be adopted at general shareholders’ meetings, whether regular or special, may be adopted without the need for a notice of meeting, and they will be valid, provided all the shareholders formalize in writing and unanimously the resolution that has been adopted. Such resolution must be signed by the shareholders with a right to vote on said matter in accordance with the stipulations of Article 178 of the General Law of Commercial Companies.

CHAPTER SIX

FINANCIAL INFORMATION

ARTICLE THIRTY-SEVEN. ANNUAL REPORT. Through and under the responsibility of its directors, the company will submit a report annually to the shareholders’ meeting that will include at least:

a) Information on the Company’s progress during the fiscal year, as well as on the policies followed by the directors, and, as applicable, on the main existing projects;

b) Information on the main accounting and information policies and criteria followed in preparing the financial statements;

c) A statement showing the Company’s financial situation at the date of close of the fiscal year;

d) A statement, duly explained and classified, showing the company’s financial statements during the fiscal year;

e) A statement showing the financial situation during the fiscal year;

f) A statement showing changes in the items that make up the corporate net worth; and

g) The necessary notes to complement or clarify the information furnished in the above statements.

The report by the shareholders’ auditors referred to in section c) of Article Twenty-Three of these bylaws will be added to the above information. The information referred to in this article, including the report by the shareholders’ auditors, must be completed and made available to the shareholders at least 15 (fifteen) days before the meeting called to discuss it. Shareholders having a right to vote at such meeting will have the right to receive a copy of the pertinent reports.

CHAPTER SEVEN

PROFITS AND LOSSES

ARTICLE THIRTY-EIGHT. PROFITS. Profits resulting from the financial statements will be distributed as follows, after compliance with the workers’ right to share in the profits and after paying the pertinent income tax:

a) First:-A minimum of 5% (five percent) of the profits will be set aside to establish and replenish the legal reserve fund until it reaches 20% (twenty percent) of the capital stock.

b) Second:-The amounts determined by the shareholders’ meeting will be set aside to establish special reserve funds, social welfare funds and reinvestment funds.

c) Third:-After the shareholders’ meeting approves the balance sheet prepared for the close of the fiscal year, the meeting will determine the application of any remainder, which will include capitalization or distribution among the partners based on their shareholdings or it will be kept in the Treasury.

ARTICLE THIRTY-NINE. LOSSES. Losses, if any, will be absorbed by existing reserves.

ARTICLE FORTY. AMORTIZATION OF LOSSES. No profits may be distributed until the losses incurred in one or more previous fiscal years are restored or absorbed through application of other shareholders equity items or the capital stock has been reduced.

ARTICLE FORTY-ONE. FOUNDERS. The founding shareholders have no special interest reserved in the company, and they will have the same rights as any other shareholder with the same class or series of shares.

CHAPTER EIGHT

LIQUIDATION OF THE COMPANY

ARTICLE FORTY-TWO. DISSOLUTION AND LIQUIDATION. The company will be dissolved in any of the cases established in article 229 (two hundred twenty-nine) of the General Law of Commercial Companies.

ARTICLE FORTY-THREE. LIQUIDATORS. Once the company is dissolved, it will be placed in liquidation, which will be the responsibility of one or more liquidators named by the special shareholders’ meeting. If the meeting does not designate liquidators, this will be done by a Civil or District Judge in the jurisdiction of the company’s main place of business at the request of any shareholder.

ARTICLE FORTY-FOUR. LIQUIDATION RULES. Except for the express instructions of the shareholders’ meeting that decrees the company’s dissolution, the liquidation will be carried out according to the following general bases:

a) Conclusion of any business in the manner least harmful to the creditors and shareholders;

b) Preparation of the balance sheet and general inventories;

c) Collection of credits and payment of debts;

d) Disposal of the company’s assets and application of the proceeds, firstly, to pay the creditors and then in benefit of the partners in proportion to the amount of their shareholdings in the company.

TRANSITORY ARTICLES

ARTICLE ONE. FISCAL YEARS. The fiscal years will run from the first of January until the 31st (thirty-first) of December of each year. However, the first fiscal year will be irregular and will run from the date of execution of this deed until the 31st (thirty-first) of December 1997 (nineteen ninety-seven).

ARTICLE TWO. CAPITAL STOCK. The fixed minimum capital stock of $50,000.00 (FIFTY THOUSAND AND 00/100 PESOS, NATIONAL CURRENCY) has been totally subscribed to and paid up as follows:

BOMBARDIER INC. subscribes to and pays for 49,999 Series “B-1” shares with a par value of $1.00, National Currency (Peso), each	$49,999.00

BOMBARDIER MOTOR CORPORATION OF AMERICA subscribes to and pays for 1 Series “B-1” share with a par value of $1.00, National Currency (Peso), each	$1.00

$50,000.00

ARTICLE THREE. MANAGEMENT. Until such time as the regular shareholders’ meeting decides otherwise, the company will be managed by the Board of Directors. The following persons are appointed to make up the first Board of Directors of the company until such time as they are replaced in accordance with the bylaws.

CHAIRMAN/DIRECTOR:	PIERRE BEAUDOIN
SECRETARY/DIRECTOR:	ARTURO D. TORRES
TREASURER/DIRECTOR:	JACQUES SAVARD
DIRECTOR:	JOSE BOISJOLI

The following persons are appointed officers until they are replaced as contemplated in these bylaws:

PRESIDENT:	PIERRE BEAUDOIN
VICE PRESIDENT:	JOSE BOISJOLI
TREASURER:	JACQUES SAVARD
ALTERNATE TREASURER:	CHARLES SMITH
SECRETARY:	ARTURO TORRES
ALTERNATE SECRETARY:	DENIS R. CLOUTIER
ALTERNATE SECRETARY:	LUC DE GASPE BEAUBIEN

Mr. FAUSTO SANDOVAL AMAYA will be appointed the Company’s Shareholders’ Auditor.

It is noted for the record that both the Directors as well as the officers and the Shareholders’ Auditor that have been appointed have accepted the positions granted to them and are excused from guaranteeing performance of their positions in accordance with the bylaws.

ARTICLE FOUR. POWERS OF ATTORNEY. The following powers of attorney of BOMBARDIER (MEXICO) S.A. DE C.V. are granted:

A).- A GENERAL POWER OF ATTORNEY FOR LAWSUITS AND COLLECTIONS, in favor of Messrs. ARTURO D. TORRES, HÉCTOR CORONADO DE ANDA, JORGE MILLAN SALAS, MARIO PERERA RIVEROLL, JORGE A. GARCÍA ADAME, PIERRE BEAUDOIN, JOSE BOISJOLI, JACQUES SAVARD, CHARLES SMITH, DENIS R. CLOUTIER and LUC DE GASPE BEAUBIEN to be exercised by any of them together with any other of them. This same power of attorney is granted to Mr. VICTOR FORTIN, who may exercise it individually with all the general and special powers requiring a special clause for lawsuits and collections in accordance with the law, according to the terms of the first paragraph of Article 2554 of the Civil Code for the Federal District for common matters and of federal application for the entire Republic, as well as its related articles in the rest of the Civil Codes of the States of the Mexican Republic, especially the first paragraph of article 1890 of the Civil Code for the State of Tamaulipas, so that they will exercise it and appear before all manner of persons, judicial, administrative, civil, penal and labor authorities, federal and local, especially to file and abandon actions, compromise, commit to arbitration, prepare and answer interrogatories, challenge, accept assignments of property, receive payments and grant receipts and cancellations, file civil, commercial and penal actions in representation of the principal, as well as file and answer complaints and follow up on procedures until their full completion, file actions for relief under the Constitution on behalf of the principal and abandon them; challenge judges, represent the company in all manner of civil, commercial or labor proceedings and procedures, prepare and answer interrogatories, file penal complaints or grievances and ratify them, work together with the Office of the Government Attorney, abandon complaints or grievances, file and grant pardons, when necessary, present evidence in penal proceedings in accordance with the stipulations of Article 9 of the Code of Penal Procedures of the Federal District and related articles in the Codes of the States of the Republic and the provisions of the Federal Code of Penal Procedures.

B) SPECIAL LABOR POWER OF ATTORNEY, in favor of Messrs. ARTURO D. TORRES, HÉCTOR CORONADO DE ANDA, JORGE MILLAN SALAS, MARIO PERERA RIVEROLL, JORGE A. GARCÍA ADAME, PIERRE BEAUDOIN, JOSE BOISJOLI, JACQUES SAVARD, CHARLES SMITH, DENIS R. CLOUTIER and LUC DE GASPE BEAUBIEN to be exercised by any of them together with any other of them.

This same power of attorney is granted to Mr. VICTOR FORTIN, who may exercise it individually, with the powers of employer representation in accordance with and for purposes of articles 11, 46, 47, 134, section III, 523, 692, sections II and III, 694, 695, 786, 787, 873, 874, 876, 878, 880, 883, 884 and 899, related to what is applicable with the rules of Chapters XII and XVII of Title Fourteen, all of them of the current Federal Labor Law; the power of attorney that is granted and the employer representation that is conferred will be exercised according to the following powers that are listed by way of example and not limitation, and they may act before or toward the union(s) with which collective bargaining agreements have been executed; before or toward workers personally considered and, generally, for all employee-management matters and to act before any of the Labor and Social Service authorities referred to in Article 523 of the Federal Labor Law. They may also appear before the Settlement Boards and the Settlement and Arbitration Boards, whether local or federal. Consequently, they will be employer representatives for purposes of articles 11, 46 and 47 of the Federal Labor Law and also the company’s legal representatives for purposes of evidencing the legal status and capacity in proceedings or outside of them according to the terms of articles 692, sections II and III. They may appear at presentations of the oral testimony of parties according to the terms of articles 787 and 788 of the Federal Labor Law, with powers to prepare and answer interrogatories and produce evidence in all its parts. They may indicate a contractual address to hear and receive notifications according to the terms of article 876 of the Federal Labor Law. They may appear in the capacity of employer, with all legal responsibility, adequate and sufficient, at the hearings referred to in article 873 of the Federal Labor Law in its three phases: settlement, complaint and defense; offering and admission of evidence, according to the terms of articles 875, 876, sections I and IV, 877, 878, 879 and 880 of the Federal Labor Law. They may also appear at hearings to produce evidence according to the terms of articles 883 and 884 of the Federal Labor Law. They may reach settlements, execute transactions, make all manner of decisions, and negotiate and sign labor agreements. In addition, they may execute individual and collective agreements and terminate or rescind them.

C). A GENERAL POWER OF ATTORNEY FOR ACTS OF ADMINISTRATION in favor of Messrs. PIERRE BEAUDOIN, JOSE BOISJOLI, JACQUES SAVARD, CHARLES SMITH, DENIS R. CLOUTIER and LUC DE GASPE BEAUBIEN, to be exercised by any of them together with any other of them. This same power of attorney is granted to Mr. VICTOR FORTIN, who may exercise it individually with all manner of powers for acts of administration and special powers of attorney that, in accordance with the law, require a special clause according to the terms of the second paragraph of article 2554 of the Civil Code for the Federal District, of common application and of federal application for the entire Republic, as well as its related articles of the Civil Codes of all the States of the Mexican Republic, especially article 1890, second paragraph of the Civil Code for the State of Tamaulipas, with all necessary powers to execute and sign all manner of public and private instruments, whether commercial, administrative, and any other form of statements and waivers, in accordance with the law, sign and execute all manner of tax statements, including those of Social Security and before the authorities of the National Institute for the Development of Workers Housing (Instituto Nacional para el Fomento de la Vivienda de los Trabajadores – INFONAVIT), the Retirement Savings System (Sistema de Ahorro para el Retiro – SAR) and those for federal and state taxes, or any other type, including payroll taxes for the workers in the State of Tamaulipas. The powers of attorney will include those that are necessary to make any type of request, consultation and petition before any authority of any kind, whether federal, state and/or municipal, including requests for reimbursement of the value-added tax. In addition, they will have the powers to apply for import permits, as well as their extensions, additional imports and applications of any type, including permits from the Customs authorities of the Secretariat of Finance and Public Credit.

D) A SPECIAL POWER OF ATTORNEY FOR ACTS OF ADMINISTRATION in favor of Messrs. ARTURO D. TORRES, HÉCTOR CORONADO DE ANDA, JORGE MILLAN SALAS, MARIO PERERA RIVEROLL, and JORGE A. GARCÍA ADAME, to be exercised jointly, separately, and by any of them in any number, according to the terms of the fourth paragraph of Article 2554 of the Civil Code for the Federal District, of common application and of federal application for the entire Republic, as well as its related articles of the Civil Codes of all the States of the Mexican Republic, especially article 1890, second paragraph of the Civil Code for the State of Tamaulipas, with all necessary powers to execute and sign all manner of public and private instruments, whether commercial, administrative, and any other form of statements and waivers, in accordance with the law, sign and execute all manner of tax statements, including those of Social Security and before the authorities of the National Institute for the Development of Workers Housing (INFONAVIT), the Retirement Savings System (SAR) and those for federal and state taxes, or any other type, including payroll taxes. The powers of attorney will include those that are necessary to make any type of request, consultation and petition before any authority of any kind, whether federal, state and/or municipal, including requests for reimbursement of the value-added tax. In addition, they will have the powers to apply for import permits, as well as their extensions, additional imports and applications of any type, including permits, records and any other procedure from the Customs authorities of the Secretariat of Commerce and Industrial Development and its various agencies and representative offices.

E). – A GENERAL EXCHANGE POWER OF ATTORNEY in favor of Mr. VICTOR FORTÍN, as the company’s representative, who may execute, endorse, sign, guarantee and, generally, negotiate credit instruments according to the terms of Articles 9 and 85 of the General Law of Credit Instruments and Operations and carry out, on the Company’s behalf, all manner of bank measures and operations, make deposits, withdraw cash and make endorsements. However, he may only incur debt on the Company’s behalf once the signature and consent of any of the following persons has been obtained: PIERRE BEAUDOIN, JOSE BOISJOLI, JACQUES SAVARD, CHARLES SMITH, DENIS R. CLOUTIER and LUC DE GASPE BEAUBIEN.

LEGAL STATUS

Licenciado JORGE A. GARCÍA ADAME evidences the legal status with which he appears at the organization of this company with the special power of attorney granted in his favor by his principal BOMBARDIER, INC., represented by Messrs. PAUL H. LAROSE, in his capacity of Vice President of Finance, and ROGER CARLE, in his capacity of General Counsel and Corporate Secondary on the 11th eleventh of August of 1997 nineteen ninety-seven, which was ratified before Notary Public BERNARD LABERGE, Notary Public for the City of Montreal, Province of Quebec, Canada. In addition, the Notary’s signature was certified by MICHEL POULIN, Secretary of the Chamber of Notaries of Quebec, Canada, noting that BERNARD LABERGE is a practicing notary and public official, duly commissioned and sworn in as such and he is registered on the List of the Order of Notaries of the Province of Quebec and his appointment to such position is for life; the signature of said notary being legalized by Licenciado CELSO H. DELGADO RAMIREZ, Consul General of Mexico in Montreal, Quebec, Canada, on the 13th thirteenth of August of 1997 nineteen ninety-seven, which legalization was recorded under No. 207736 two zero seven seven three six of the Consulate in question. From the document in question, I transcribe the pertinent parts..... We expressly authorize and empower the attorneys-in-fact so that they will exercise the special power of attorney in the manner and under the terms that they deem convenient in order to subscribe to and pay for 49,999

(Forty-nine Thousand Nine Hundred Ninety-nine) Series “B-1” shares of the Company’s initial capital stock and so that they will vote such shares in order to appoint a Board of Directors, Officers and shareholders’ auditors according to our instructions and, generally, so that they will carry out whatever is necessary for the Company to be organized Which document, after comparing and examining it, I attach to the appendix of this Instrument marked with the letter “C”.

Licenciado MARIO PERERA RIVEROLL evidences the legal status with which he appears at the organization of this company with the special power of attorney granted in his favor by his principal, BOMBARDIER MOTOR CORPORATION OF AMERICA, represented by Mr. HENRY LONSKI, in his capacity of Vice President, dated the 5th fifth of August of 1997 nineteen ninety-seven, which was certified before Notary Public CATHERINE SEILER, Notary Public for the City of Melbourne, Brevard County, State of Florida, United States of America, who notes for the record that BOMBARDIER MOTOR CORPORATION OF AMERICA was organized and exists under the laws of the State of Delaware and has its registered office in the City of Benton, State of Illinois, United States of America. The Notary Public’s signature was certified by the Secretary of State for the State of Florida, noting therein the appointment of CATHERINE SEILER as Notary Public for the State of Florida, the apostille of the certification which is added in the document in question, the pertinent parts of the power of attorney being transcribed I expressly authorize and empower the attorneys-in-fact so that they will exercise the special power of attorney in the manner and terms that they deem convenient in order to subscribe to and pay for 1 (One) Series “B-1” Share of the Company’s initial capital stock and so that they will vote such share in order to appoint the Board of Directors, Officers and shareholders’ auditors in accordance with our instructions and, generally, so that they will carry out whatever is necessary for the Company to be organized..... Which document, after comparing it reviewing it, I attach to the appendix of this Instrument marked with the letter “D.”

CHAPTER OF PERSONAL PARTICULARS

Licenciado JORGE A. GARCÍA ADAME, Mexican, of legal age, unmarried, practicing his profession, originally from Reynosa, Tamaulipas, with address at NationsBank Plaza, 300 Convent Street, of the City of San Antonio, State of Texas, United States of America, and passing through this City.

Licenciado MARIO PERERA RIVEROLL, Mexican, of legal age, married, practicing his profession, originally from Mexico City, Federal District, with address at 200 two hundred South Street in the city of McAllen, State of Texas, United States of America, Zip Code 78501, and passing through this City.

I, THE NOTARY, CERTIFY AND ATTEST

a) That I know personally the parties appearing before me and consider them to be legally qualified to execute this instrument;

b) That what has been transcribed and inserted above agrees with the wishes of the parties appearing before me and their originals, to which I defer and which I saw;

c) That the power of attorney granted to Licenciado JORGE A. GARCÍA ADAME to appear before the undersigned to organize this company was legalized by the Consulate of the country where it was executed;

d) That the power of attorney granted to Licenciado MARIO PERERA RIVEROLL is not legalized by the Consulate of the country in which it was executed, which obligation is not currently required in the country where they were executed, which obligation is currently not required in the contracting country, according to the ninth session of The Hague Conference on Private International Law, in which convention the requirement for legalization of foreign public documents was eliminated and the instrument of adhesion of which was deposited with the Government of the Kingdom of the Netherlands on the 1st first of the month of December of 1994 nineteen ninety-four, the publication of which appears in the Official Journal of the 14th fourteenth of August of 1995 nineteen ninety-five and called the Decree of Promulgation of the Convention, eliminating the Requirement of Legalization of Foreign Public Documents.

e) That I advised the parties appearing before me of the legal obligation that they have to request its recording with the Federal Taxpayer Registry of the main place of business of the Company in effect at the execution of this deed. If they fail to record, I will report such omission to the Secretariat of Finance and Public Credit in order to comply with the stipulations of Article 27 of the current Tax Code of the Federation.

f) That I read this deed to the parties appearing before me. They stated their agreement with it, they ratified it and they signed as evidence of agreement and for the record in my presence, at 12:30 twelve thirty p.m. on the 9th ninth of September of 1997 nineteen ninety-seven.-BEFORE ME.

Licenciado JORGE A. GARCÍA ADAME.- Initial.- Licenciado MARIO PERERA RIVEROLL.- Initial.- Licenciado ALFONSO SALINAS FLORES, authorizing signature and seal.

AUTHORIZATION

On the 9th ninth of September of 1997 nineteen ninety-seven at 12:45 twelve forty-five minutes p.m., I authorized the above minutes because the requirements of the Law in acts of this nature had been fulfilled and because it is duly signed and sealed. I SO ATTEST.- Licenciado ALFONSO SALINAS FLORES, NOTARY PUBLIC NO. 135 ONE HUNDRED THIRTY-FIVE. Authorizing signature and seal.

ARTICLE 1890 OF THE CIVIL CODE IN EFFECT IN THE STATE OF TAMAULIPAS

In all general powers of attorney for lawsuits and collections, it will be sufficient for it to be said that they are granted with all general powers and the special ones that require a special clause under the Law for them to be understood to have been granted with no limitation whatsoever.-In general powers of attorney to manage property, it will be sufficient to state that they are granted with that capacity for the attorney-in-fact to have all manner of administrative powers.-In general powers of attorney to exercise acts of ownership, it will be sufficient for it to be said that such general powers of attorney are granted with that capacity for that the attorney-in-fact to have all the powers of owner, both with respect to the property, as well as to take all manner of steps to defend or manage it.-When, in the three cases mentioned above, it is wished to limit the powers of the attorney-in-fact, the limitations will be specified or special powers of attorney will be granted on the matter.-Notaries will insert this Article in the certified copies of powers of attorney executed before them. They shall also do so at the bottom of the Power of attorney and before the signatures of ratification, if the concerned parties have not inserted it in the text of the document, then the officials before which the parties executing the power of attorney and the witnesses ratified their signatures, in accordance with Section II of Article 1887 in connection with 1891, will do so.

DOCUMENTS OF THE APPENDIXES

A) Attached to the appendix of this instrument is permit No. 09020633 zero nine zero two zero six three three, file No. 9709020161 nine seven zero nine zero two zero one six one, with page No. 20739 two zero seven three nine, issued by the General Legal Affairs Office of the Secretariat of Foreign Relations. A copy is attached to the First Certified Copy of this instrument that is issued.

B) Attached to the appendix of this Instrument is receipt No. 1508347 one five zero eight three four seven issued by the Secretariat of Finance and Public Credit, and a copy is attached to the First Certified Copy of this instrument that is issued.

C) Attached to the appendix of this instrument is the Special Power of Attorney granted by BOMBARDIER, INC., represented by Messrs. PAUL H. LAROSE and ROGER CARLE, in their capacity of Vice President of Finance and General Counsel and Corporate Secretary of the Company, respectfully, in favor of Licenciado JORGE A. GARCÍA ADAME, in order to subscribe to and pay for 49,999 (Forty-nine Thousand Nine Hundred Ninety-nine) Series “B-1” shares of the company’s initial capital stock.

D) Attached to the appendix of this instrument is a Special Power of Attorney granted by BOMBARDIER MOTOR CORPORATION OF AMERICA, represented by Mr. HENRY LONSKI, in his capacity of VICE PRESIDENT, in favor of Licenciado MARIO PERERA RIVEROLL, in order to subscribe to and pay for 1 (One) Series “B-1” share of the Company’s initial capital stock.

THIS IS THE FIRST CERTIFIED COPY THAT AGREES FAITHFULLY AND EXACTLY WITH THE ORIGINAL MINUTES THAT ARE IN VOLUME SEVEN HUNDRED EIGHT OF THE NOTARY RECORD BOOKS OF PUBLIC INSTRUMENTS OF THE NOTARY OFFICE FOR WHICH I AM RESPONSIBLE. IT IS ISSUED AT THE REQUEST OF LICENCIADO JORGE A. GARCÍA ADAME, IN HIS CAPACITY OF ATTORNEY-IN-FACT OF THE PRESENT COMPANY CALLED BOMBARDIER (MEXICO), S.A. DE C.V., IN ELEVEN PAGES OF TEXT, DULY STAMPED AND COMPARED, ON THE NINTH DAY OF THE MONTH OF SEPTEMBER OF NINETEEN NINETY-SEVEN IN THE CITY OF REYNOSA, STATE OF TAMAULIPAS, UNITED MEXICAN STATES.

[Signature]

LIC. ALFONSO SALINAS FLORES

NOTARY PUBLIC NO. 135.

[stamp]

UNITED MEXICAN STATES

ALFONSO SALINAS FLORES

NOTARY PUBLIC NO. 135

REYNOSA, TAMAULIPAS

Recorded under No. 656 of Volume VI of Auxiliary Book 1 of Companies, Powers of Attorneys and Miscellaneous Contracts, on the front of Page 228, Commerce Section, Cd. Reynosa, Tam., September 10, 1997

I SO ATTEST

THE REGISTRAR

[SIGNATURE]

[ILLEGIBLE SEAL]

I, the undersigned, Licenciado Enrique Fco. Sepulveda Gonzalez, Notary Public No. 60, practicing in this City of Reynosa, Tamaulipas, note for the record and certify: that this document, consisting of twelve pages of text, is a photostatic copy that agrees faithfully and exactly with its original, which I saw and which contains: Public Deed No. 1,984, Volume 79, dated September 9, 1997, executed before Licenciado Alfonso Salinas Flores, Notary Public Number 135, practicing in this City, in which is evidenced the Deed of Incorporation of the Commercial Company called “Bombardier (Mexico), S.A. de C.V.”.- This certification was recorded in the Book of Control of Acts of Certifications and Verifications with number 17,724, at 12:00 p.m. on the 15th of the month of May of 2004 - two thousand four.-Note for the record.-I so attest.

[STAMP] UNITED MEXICAN STATES Lic. Enrique Fco. Sepulveda Gonzalez Notary Public No. 60 CD. REYNOSA, TAM.	[SIGNATURE] Lic. Enrique Fco. Sepulveda Gonzalez Notary Public No. 60

[Seal]

Secretariat of Foreign Relations

Mexico

PERMIT 09020633

FILE 9709020161

PAGE 20739

Pursuant to the application filed by Mr. JORGE MILLAN SALAS, this Secretary grants permission to organize an Open-end Corporation (SA DE CV) under the name BOMBARDIER (MEXICO), SA DE CV.

This permit will be subject to insertion, in the Deed of Incorporation, of the foreigner exclusion clause contemplated in Article 30 or the agreement indicated in Article 31, both of the Regulations of the Law to Promote Mexican Investment and Regulate Foreign Investment.

The Notary Public or Commercial Notary before which this permit is used must notify the Secretariat of Foreign Relations within 90 working days after the date of authorization of the pertinent Public Deed.

The above is notified pursuant to articles 27, Section I, of the Political Constitution of the United Mexican States, 15 of the Law of Foreign Investment and according to the terms of Article 28, section V, of the Organizational Law of the Federal Public Administration.

This permit will be without effect if is not used within 90 working days following the date of its issuance, and it is granted without precluding the provisions of article 91 of the Law of Industrial Property.

TLATELOLCO, FEDERAL DISTRICT, June 4, 1997

[Stamp]

UNITED MEXICAN STATES

[Stamp]

SECRETARY OF FOREIGN RELATIONS

GENERAL LEGAL AFFAIRS OFFICE

[STAMP]

PERMITS OFFICE

CONSTITUTIONAL ARTICLE 27

[SIGNATURE]

LIC. CRISTINA ALCALA ROSETE

TRUE SUFFRAGE. NOT REELECTION

PA-1

86425

[header, odd pages]

LIC. JORGE A. GARCÍA CORCUERA

NOTARY PUBLIC NO. 140

AV. TIBURCIO GARZA ZAMORA NO. 945

COL. FERNANDEZ GOMEZ, CD. REYNOSA, TAM.

MEXICO, C.P. 88500

TELEPHONE: (89) 22-53-02 FAX: (89) 22-47-02

[stamp, odd pages]

LIC. JORGE A. GARCÍA CORCUERA

NOTARY PUBLIC NO. 140

Cd. Reynosa, Tam

[right margin, odd pages]

COMPARED

[two illegible signatures]

VOLUME FOUR HUNDRED SEVENTY-EIGHT.

INSTRUMENT NO. THIRTEEN THOUSAND EIGHT HUNDRED THIRTY-SIX.

PAGE NO. FIFTEEN

In the city of Reynosa, State of Tamaulipas, United Mexican States at 09:30 a.m. of the (6th) sixth of the month of August of 2001 (two thousand one), before me, LICENCIADO JORGE A. GARCÍA CORCUERA, NOTARY PUBLIC NO. ONE HUNDRED FORTY, practicing in this City, there appears Licenciado Ruperto Zapata Roman, in his capacity of Special Delegate of the Special General Meeting of the Shareholders of Commercial Company BOMBARDIER (MEXICO), SOCIEDAD ANONIMA DE CAPITAL VARIABLE, held on July 24, 2001, who asks me to officially record the Minutes of the Meeting, in representation of which he appears, the Agenda of which is the following: 1. Amendment of the Corporate Bylaws with respect to the Company’s registered office; 2. Change of registered office for tax purposes; and 3. Designation of the Special Delegates of the Meeting. I, the Notary, attest to having seen in four (4) pages of text the Minutes of the Meeting, the official recording of which is requested of me and which are fully transcribed as follows:

SPECIAL GENERAL MEETING

OF THE SHAREHOLDERS OF

BOMBARDIER (MEXICO), S.A. DE C.V.

In this City of Reynosa, Tamaulipas, Mexico, at 8:00 a.m. on July 24, 2001, at the registered office of the Company BOMBARDIER (MEXICO), S.A. DE C.V., Messrs. LUIS A. UNIKEL FERNANDEZ, representing BOMBARDIER MOTOR CORPORATION OF AMERICA, and MARIO PERERA RIVEROLL, representing BOMBARDIER MOTOR CORPORATION OF AMERICA, met in the capacity of shareholder representatives in order to hold a special general shareholders meeting, to which they had been duly summoned.

By a unanimous vote of the attendees, Mr. LUIS A. UNIKEL FERNANDEZ was named chairman of the meeting and Mr. MARIO PERERA RIVEROLL served as secretary.

The chairman of the meeting appointed Mr. MARIO PERERA RIVEROLL as teller, and, after accepting the position and examining the pertinent documentation, the latter certified that all the shares representing the capital stock of the company BOMBARDIER (MEXICO), S.A. DE C.V. were represented at the meeting according to the following distribution:

SHAREHOLDERS	SERIES B-1 SHARES	VOTES
BOMBARDIER INC.	49,999	49,999
BOMBARDIER MOTOR CORPORATION OF AMERICA	1	1
TOTAL	50,000	50,000

Since all the shares of the subscribed capital stock of BOMBARDIER (MEXICO) S.A. DE C.V. were fully represented at the meeting, the chairman legally called it to order, in accordance with the Corporate Bylaws and Article 188 of the General Law of Business Companies even though its notice of meeting had not been published.

The shareholder representatives approved the statement by the chairman of the meeting and they proceeded to discuss the points contained in the following agenda, which was approved unanimously:

AGENDA

1.-Amendment of the Corporate Bylaws with respect to the Company’s registered office;

2.-Change of registered office for tax purposes; and

3.-Designation of the special delegates of the meeting

POINT ONE. As for point one of the agenda, the chairman of the meeting indicated that it was the intention of the shareholders to change the Company’s registered office from Reynosa, Tamaulipas, to Ciudad Juarez, Chihuahua, due to the different advantages of Juarez over Reynosa. For that purpose, the chairman indicated that the Company’s Corporate Bylaws should be amended, in Article Three, to reflect the new registered office at Ciudad Juarez, Chihuahua.

If such proposal is approved, Article Three, as amended, will read as follows:

“ARTICLE THREE: REGISTERED OFFICE.- The Company’s registered office will be located at Ciudad Juarez, Chihuahua, Mexico, and it may establish agencies, branches or representative offices any other place in the Mexican Republic or abroad and submit to contractual addresses.”

If such proposal is accepted, new Share Certificates must be issued with the amended registered office and exchanged for the existing Certificates. In addition, notices and notifications must be given to the different pertinent authorities and third parties, including the respective notations in the Corporate Books.

According to the proxy instructions, the shareholders’ representatives unanimously adopted the following:

RESOLUTIONS

“1. The amendments to ARTICLE THREE of the Corporate Bylaws are approved.”

“2. ARTICLE THREE, as amended, reads as follows:

“ARTICLE THREE: REGISTERED OFFICE.- The Company’s registered office will be located at Ciudad Juarez, Chihuahua, Mexico, and it may establish agencies, branches or representative offices any other place in the Mexican Republic or abroad and submit to contractual addresses.”

“3. As a result of the above, it is ordered that each and every one of the pertinent notifications, including the different notations in the Corporate Books, be made.

Such notifications include, without limitation, to the Public Registry of Property and Commerce, the National Registry of Foreign Investments, and the Secretariat of Finance and Public Credit.”

“4. It is ordered that the existing Share Certificates be canceled and replaced with new Certificates, reflecting the Company’s new registered office.”

POINT TWO. As to point two on the agenda, the chairman of the meeting told the attendees that it was also necessary to change the registered office for tax purposes of the company due to the change of registered office approved in the preceding point.

If such proposal is approved, the above must be notified to the appropriate authorities.

After having reviewed and discussed the above proposals and following the proxy instructions, the shareholder representatives unanimously adopted the following:

RESOLUTIONS

“The change of registered office for tax purposes of the Company is approved so that, hereafter, it will be located at Calle Isaac Newton No. 1650, Parque Industrial Antonio J. Bermudez, Postal Code 3247, in Ciudad Juarez, Chihuahua. The above is subject to the notification made to the Secretariat of Finance Public Credit, through the local office of the Tax Administration System.”

POINT THREE. In connection with point three on the agenda, the meeting decided to designate the special delegates to carry out the necessary acts so that the pertinent resolutions will have full legal effect.

In accordance with the proxy instructions, the shareholder representatives unanimously adopted the following:

RESOLUTION

“RUPERTO ZAPATA ROMAN, LUIS A. UNIKEL FERNANDEZ, MARIO PERERA RIVEROLL, JORGE MILLAN SALAS and ORALIA CANO ARROYO are designated as special delegates of this meeting so that, together or any of them in any number, may perform all legal and/or material acts necessary to implement the above resolutions and, if necessary, to appear before the Notary Public of their choice to execute the pertinent notary instrument, which will include all or part of this meeting and must be recorded at the Public Registry of Property and Commerce of the previous registered office and the new registered office of the Company. The above is for purposes of complying with the stipulations of Article 10 of the General Law of Business Companies. LUIS A. UNIKEL FERNANDEZ is authorized to issue certifications of these minutes.”

As there was no other matter to take up, the meeting had to be adjourned for the necessary time to prepare the minutes of this meeting, which minutes were then read, approved and signed in accordance with the Law and the Corporate Bylaws.

It is noted for the record that, from the beginning of this meeting until each and every one of the resolutions contained in these minutes were adopted, all the shares into which the capital stock of BOMBARDIER (MEXICO), S.A. DE C.V. is divided were represented and that its partners are not required to register with the Federal Taxpayers Registry, since they presented the account referred to in paragraph five of Article 27 of the Tax Code of the Federation.

Attached to these minutes are the proxies, as well as the list of attendees.

The meeting was adjourned at 11:30 a.m. on July 24, 2001.

Initialed.- Mr. LUIS A. UNIKEL FERNANDEZ -Chairman.-Initialed.-Mr. MARIO PERERA RIVEROLL.-Secretary and Teller.

As specified above and for all pertinent legal purposes, these minutes of the Special General Meeting of the Shareholders of Commercial Company Bombardier (Mexico), Sociedad Anónima de Capital Variable, held on July 24, 2001 are officially recorded. The text of these minutes has been transcribed verbatim in the body of this Public Deed and is deemed reproduced herein in each and every one of its parts.

The Special Delegate of the Meeting, the Minutes of which have been officially recorded through this Public Deed, Licenciado Ruperto Zapata Roman, for purposes of formalizing the resolutions adopted at the Meeting in question, executes the following

CLAUSES:

ONE: The amendment to Article Three of the Company’s Corporate Bylaws, with respect to its registered office is formalized to read as follows:

“ARTICLE THREE: REGISTERED OFFICE.- The Company’s registered office will be located at Ciudad Juarez, Chihuahua, Mexico, and it may establish agencies, branches or representative offices any other place in the Mexican Republic or abroad and submit to contractual addresses.”

TWO. The Meeting’s resolution ordering that each and every one of the pertinent notifications be made, including the different notations in the corporate books, due to an amendment of Article Three of the Company’s Corporate Bylaws as specified in the immediately preceding Clause, is formalized.

THREE. The Meeting’s resolution ordering cancellation of the existing share certificates and their replacement with new certificates reflecting the Company’s new registered office as specified in Clause One above is formalized.

FOUR. The Meeting’s resolution approving the change of registered office for tax purposes of the Company so that, hereafter, it will be located at Calle Isaac Newton No. 1650, Parque Industrial Antonio J. Bermudez, Postal Code 3247, in Ciudad Juarez, Chihuahua is formalized.

FIVE. The Meeting’s resolution designating as its Special Delegates Messrs. Ruperto Zapata Román, Luis A. Unikel Fernández, Mario Perera Riveroll, Jorge Millan Salas and Oralia Cano Arroyo so that, jointly or any of them in any number, they will carry out the acts set forth in the resolution of point Three of its Agenda is formalized.

LEGAL STATUS

The party appearing before me, Licenciado Ruperto Zapata Román, evidences his legal status with the Minutes of the Meeting that are officially recorded, while the legal existence of Commercial Company Bombardier (Mexico), Sociedad Anónima de Capital Variable, is evidenced with the certified copy of the First Certified Copy that I, the Notary, attest to having seen of Public Deed No. 1984 dated September 9, 1997, executed before Licenciado Alfonso Salinas Flores, Notary Public No. 135, practicing in the City of Reynosa, Tamaulipas, which First Certified Copy is recorded at the Public Registry of Commerce of the City of Reynosa, Tamaulipas, under No. 656, Volume VI, 1st Auxiliary Book of Companies, Powers of Attorney and Miscellaneous Contracts, on the front of Page 228, on September 10, 1997, evidencing the organization of the aforementioned Company, the pertinent parts of its Corporate Bylaws having been transcribed. “ARTICLE TWO. NAME. The name of the company is BOMBARDIER (MEXICO), and it will always be followed by the words “SOCIEDAD ANONIMA DE CAPITAL VARIABLE” or their abbreviation “S.A. DE C.V.” -ARTICLE THREE. REGISTERED OFFICE. The Company’s registered office will be the City of Reynosa, Tamaulipas, Mexico, and it may establish agencies, branches or representative offices in any other place in the Mexican Republic or abroad, and submit to contractual places of business. ARTICLE FOUR. CORPORATE PURPOSE. The company’s purpose shall not include those activities restricted for companies with Foreign Investment in accordance with the laws of Mexican Legislation. The corporate purpose includes the following activities: 1.-Manufacture, assembly, distribution and sale of motorized products and their components; 2.- Importation, exportation, sale, assembly, transformation, manufacture and trade of all manner of materials, parts, components, assemblies, subassemblies, accessories, equipment and machinery used in the design, manufacture, assembly (partial and total), distribution and sale of motorized products and their components, including the search for potential suppliers; 3.- Actively promoting the sales by third parties in Mexico; 4.-Implementing various business and economic agreements in the field of business and others; 5.-Seeking opportunities for future development of cooperation, expanding the economic, commercial and technological exchange of information and the development of business and economic links with third parties; 6.-Acting in trade and in other transactions, including the introduction of the most innovative objectives in world technology, importation of machinery and equipment, and development of technological services; 7.-Carrying out the acts that a company requires, such as reports on local competition, executing contracts, evaluating the general condition of business in Mexico and outside the country; 8.-Carrying out all necessary advertising with respect to itself as well as its subsidiaries and affiliates throughout the Mexican Republic; 9.-Establishing, building, renting, operating, acquiring shops, warehouses, storage rooms and any other establishment necessary for the Company’s purposes; 10.-Acquiring, owning, leasing, buying, selling, disposing of and, generally, trading through legal operations with respect to its fixed assets, shares and other credit instruments in Mexico, as well as abroad; 11.-Acquiring, owning, leasing and disposing of all manner of personal and real property, in order to satisfy the Company’s corporate objective, including the establishment of trusts, as well as any other type of operation permitted by the Law; 12.-Hiring employees, managers and executives, agents, customs agents, customs attorneys-in-fact, commission agents, professionals, representatives, intermediaries of all types and distributors necessary to fulfill the corporate purpose; 13.-Granting or receiving all manner of financing, with or without guarantees, establishing trusts, granting encumbrances, issuing and negotiating all manner of credit instruments, including granting its own guarantees and endorsements to third parties; 14.-Establishing administrative offices, agencies and branches in Mexico and abroad; 15.-Obtaining, acquiring, conveying, through franchises or concessions, and owning all manner of patents and marks and other industrial and intellectual property rights, copyrights, invention certificates and trademarks in Mexico and abroad; 16.-Receiving and granting all manner of powers of attorney, delegating them to its employees and executives, as well as modifying and/or revoking them at any time; 17.-Representing or being an agent of all manner of domestic or foreign business or industrial companies and getting involved in the sale and commercialization of their products and services; 18.-Generally, carrying out and executing all manner of legal acts and civil, commercial, administrative and any other agreements related to the corporate purpose.- ARTICLE FIVE. DURATION. The Company’s duration will be 99 (ninety-nine) years, which will be automatically extended for another 99 (ninety-nine) years unless, before the first term ends, the special shareholders meeting decides that the Company be dissolved. ARTICLE SIX. NATIONALITY. The company is of Mexican Nationality, the founding partners agreeing and it being established, for future partners that the Company may have, that “Any foreigner who, at the event of organization or any other subsequent time acquires an interest or share in the Company will be considered, for that mere fact, as Mexican with respect to one and the other, as well as the property, rights, concessions, holdings or interests that the Company owns or else with respect to the rights and obligations arising out of contracts executed with Mexican authorities, and it shall be understood that he agrees not to invoke the protection of his government, under the penalty, if he breaches the agreement, of losing such interests, rights or shares, to the benefit of the Mexican Nation.”-ARTICLE SEVEN. CAPITAL. The capital stock is made up of a fixed portion and another variable portion. The minimum fixed capital is $50,000.00 (Fifty Thousand and 00/100 Pesos, National Currency), represented by 50,000 (Fifty Thousand) common, registered shares with a par value of $1.00 (One and 00/100 Peso, National Currency) each, fully subscribed to and paid up. The variable capital will be unlimited and will be represented by the shares determined by the shareholders meeting that approves its issue...” ARTICLE TWENTY-FIVE. GENERAL SHAREHOLDER MEETINGS. The general meeting of shareholders with shares, legally called to order, is the supreme body of the Company, and its decisions bind even those who are absent and dissenting, except for the right of opposition referred to in article 201 (two hundred one) of the General Law of Business Companies. ARTICLE TWENTY-SIX. TYPES OF MEETINGS. The general shareholder meetings will be regular and special. All of them will be regular except for those that are held to discuss any one of the matters included in article 182 (one hundred eighty-two) of the General Law of Business Companies, which meetings will be special. Shareholder meetings discussing an increase or decrease in the Company’s variable capital will also be regular.-ARTICLE TWENTY-NINE. FULL MEETINGS (ASAMBLEAS TOTALITARIAS). They may be held without the requirement of publishing the notice of meeting, and the resolutions that are adopted will be valid in the following cases: a).-When, from the beginning until the end of the meeting, the entire capital stock is represented, and; b).-When a meeting is held as a continuation of another previous one, and, the date and time to continue it have been indicated in it, provided no matters other than those indicated in the first notice of meeting are taken up.-ARTICLE THIRTY. REPRESENTATION. The shareholders will have the right to be represented at the meeting by the person(s) that they designate, through a simple proxy signed by the concerned party and two witnesses. Shareholders may not be represented by any of the managers or shareholders’ auditors (comisarios).-ARTICLE THIRTY-ONE. MINUTES OF MEETINGS. The minutes of the meetings will be recorded in the respective book and will be signed by the Chairman and Secretary of the meeting, as well as by the shareholders’ auditors who attend.-ARTICLE THIRTY-TWO. CHAIRMAN AND SECRETARY OF THE MEETINGS. The meetings will be chaired by the Sole Director and CEO (Administrador Unico) or by the Chairman of the Board of Directors or, as applicable, by the person elected by the majority of votes of those present. The Secretary and Teller of the meeting will be designated by the majority of the shareholders who are present or by the Chairman.-ARTICLE THIRTY THREE. ATTENDANCE QUORUM AND RESOLUTIONS ADOPTED BY REGULAR MEETINGS. In order for a regular shareholders meeting held by virtue of the first notice to be valid, it will be necessary for at least 50% (fifty percent) of the capital stock to be represented thereat, and the resolutions will be valid when adopted by the favorable vote of the majority of the shares represented at the meeting.”

NATIONAL REGISTRY OF FOREIGN INVESTMENTS

The undersigned Notary notes for the record that the party appearing before me was asked for evidence of renewal of registration of Commercial Company Bombardier (Mexico), Sociedad Anónima de Capital Variable, with Section II of the National

Registry of Foreign Investments for the year 2001, and, as he did not show it to me, I warned him of the notice that I will file in accordance with Article 34 (thirty-four) of the Law of Foreign Investment.

ARTICLE 27 OF THE TAX CODE OF THE FEDERATION

The undersigned Notary certifies that, in the capacity in which he acts, Licenciado Ruperto Zapata Roman tells me under oath that Commercial Company Bombardier (Mexico), Sociedad Anónima de Capital Variable, will file the account referred to in paragraph five of Article 27 (twenty-seven) of the Tax Code of the Federation with the pertinent Local Revenues Administration of the Secretariat of Finance and Public Credit no later than the thirty-first day of March of two thousand four.

IDENTIFICATION

Licenciado Ruperto Zapata Román identifies himself with voting credential with voter code ZPRMRP70013128H300, issued by the Federal Elections Institute.

PERSONAL PARTICULARS

As for his personal particulars, the party appearing before me said that his name is Ruperto Zapata Román. He is a Mexican citizen, married, of legal age, a professional, originally from and a resident of this City, with address at Calle Sierra Oriental No. 1340, of Colonia Loma Linda, with Federal Taxpayer Registration ZARR-700131.

I, the Notary, attest: a) That the party appearing before me, whom I do not know personally, identified himself in the manner indicated and to the Undersigned’s satisfaction, also stating under oath that he is the person who he says he is and who appears in the identification that he has shown me b) That, in my judgment, he has full legal capacity, and that I am not aware that he is subject to any civil impediment; c) That I read the above Deed to him; d) That I explained to him its value and the legal consequences of its contents; e) That what is transcribed and inserted above is in accordance with the wishes of the party appearing before me; f) That, in my presence, the party appearing before me stated his satisfaction with the Deed and signed it on this date, at twelve p.m..-I so attest.

LICENCIADO RUPERTO ZAPATA ROMAN.- Initial. Before me.- Signature and Authorizing seal of the Notary.

AUTHORIZATION

I, the Notary, authorize these minutes, since all the requirements for their existence and full validity required by the Law have been satisfied, at one p.m. on the (6th) sixth of the month of (August) of 2001 two thousand one.-Note for the record.-I so attest.-Signature and authorizing seal of the Notary.

THIS IS A FIRST CERTIFIED COPY, TRUE AND ACCURATE, EXTRACTED VERBATIM FROM ITS ORIGINAL, WHICH IS IN THE NOTARY BOOK OF PUBLIC INSTRUMENTS FOR WHICH I AM RESPONSIBLE, IN WHICH I NOTE THIS ISSUANCE AT THE MARGIN OF ITS ORIGINAL. IT IS ISSUED FOR USE BY THE CONCERNED PARTIES, IN (FOUR) PAGES OF TEXT, DULY COMPARED, STAMPED AND SIGNED, IN MY OFFICE, IN THIS CITY OF REYNOSA, STATE OF TAMAULIPAS, ON THE (SIXTH) OF THE MONTH OF (AUGUST) OF TWO THOUSAND ONE.

I SO ATTEST.

[STAMP]	[SIGNATURE]
UNITED MEXICAN STATES	LIC. JORGE A. GARCÍA CORCUERA
LIC. JORGE A. GARCÍA CORCUERA	NOTARY PUBLIC NO. 140,
NOTARY PUBLIC NO. 140
Cd. Reynosa, Tam	Lic. Enrique Fco. Sepulveda Gonzalez
NOTARY PUBLIC No. 60
CD. REYNOSA, TAM.

RECORDED UNDER NO. 57, PAGE 97 OF VOLUME 154 OF BOOK 1 OF COMMERCE

CD. JUAREZ, CHIH. ON SEPT. 20, 2001

THE REGISTRAR

[Stamp]

UNITED MEXICAN STATES

FREE AND SOVEREIGN STATE OF CHIHUAHUA

PUBLIC REGISTRY OF PROPERTY AND COMMERCE

BRAVOS DISTRICT

[EMBLEM]	PUBLIC REGISTRY OF PROPERTY AND COMMERCE
TAMAULIPAS

STATE OF TAMAULIPAS

PUBLIC REGISTRY OF PROPERTY AND COMMERCE

APPENDIX

REGISTRATION INFORMATION

FILING: LIC. JORGE A. GARCÍA CORCUERA, 140

SPECIAL MEETING 1 DEED 13836-74
Company BOMBARDIER MEXICO, S.A. DE C.V.	SECTION	NUMBER	VOLUME	BOOK	DATE
	COMMERCE	500	2-010	ONE	8/24/2001
At the request of RUPERTO ZAPATA ROMAN	REG. OFF. 2	MUNICIPALITY			REYNOSA
	FEES PAYABLE	PAYMENT RECEIPT		DOCUMENT
	$144.00, NATIONAL CURRENCY	D20795		GCS 08/09/2001	11:01 112
Issued by the Secretariat of Finance and Administration of the State of TAMAULIPAS

THE DIRECTOR	[Signature]
[Signature]	REGISTRAR
LIC. RICARDO [ILLEGIBLE] ROSAS	GERARDO CORPUS SANCHEZ
[STAMP]
PUBLIC REGISTRY OF PROPERTY AND COMMERCE

[TWO STAMPS]

PUBLIC REGISTRY OF PROPERTY AND COMMERCE

I, the undersigned, Licenciado Enrique Fco. Sepulveda Gonzalez, Notary Public No. 60, practicing in this City of Reynosa, Tamaulipas, note for the record and certify: that this document, consisting of five pages of text, is a photostatic copy that agrees faithfully and exactly with its original, which I saw and which contains: Public Deed No. 13,836 dated August 6, 2001, executed before Licenciado Jorge A. Garcia Corcuera, Notary Public Number 140, who practiced in this City, in which is evidenced the Official Recording of the Minutes of the Special General Meeting of the Shareholders of “Bombardier (Mexico), S.A. de C.V.,” held on July 24, 2001.- The certification was recorded in the Book of Control of Acts of Certifications and Verifications with number 17,725, at 12:15 p.m. on the 15th of the month of May of 2004—two thousand four.-Note for the record.-I so attest.

[STAMP]	[SIGNATURE]
UNITED MEXICAN STATES	Lic. Enrique Fco. Sepulveda Gonzalez
Lic. Enrique Fco. Sepulveda Gonzalez	Notary Public No. 60
Notary Public No. 60
CD. REYNOSA, TAM.

[header, odd pages]

Lic. César Humberto Isassi Cantú

Notary Public No. 107

[stamp, odd pages]

LIC. CÉSAR HUMBERTO ISASSI CANTÚ

NOTARY PUBLIC NO. 107

Cd. Reynosa, Tam.

[left margin, odd pages]

COMPARED

[two illegible signatures]

VOLUME 217 (CCXVII), TWO HUNDRED SEVENTEEN.

DEED 7081, SEVEN THOUSAND EIGHTY-ONE.

PAGE 55, FIFTY-FIVE.

In the city of Reynosa, State of Tamaulipas, United Mexican States, at two p.m. on the (28th) twenty-eighth of April of 2004 (two thousand four), before me, LICENCIADO CESAR HUMBERTO ISASSI CANTU, NOTARY PUBLIC NO. ONE HUNDRED SEVEN, practicing in this City, there appears Licenciada Anaid Nuño Vega, in her capacity of Special Delegate of the Special General Shareholders Meeting of Commercial Company BOMBARDIER (MEXICO), SOCIEDAD ANONIMA DE CAPITAL VARIABLE, held on April 13, 2004, and she requests the official recording of the Minutes of the Meeting, in representation of which she appears, and the Agenda of which is the following: 1.-Discussion, and, as applicable, approval of the amendment to the Corporate Bylaws with respect to the Company’s name. 2.-Grant of Special Powers of Attorneys in connection with the modification of the name; and 3.-Designation of the Special Delegates. I, the Notary, attest to having before me, on five (5) pages of text, the Minutes of the Meeting, the official recording of which is requested me, which minutes are transcribed fully as follows:

SPECIAL GENERAL MEETING

OF THE SHAREHOLDERS OF

BOMBARDIER (MEXICO), S.A. DE C.V.

In Ciudad Juarez, State of Chihuahua, Mexico, at 2:00 p.m. on April 13, 2004, at the registered office of the Company BOMBARDIER (MEXICO), S.A. DE C.V., Messrs. JORGE A. GARCÍA, representing the Company BOMBARDIER RECREATIONAL PRODUCTS INC., and, for the other party, Mr. LUIS A. UNIKEL FERNÁNDEZ, representing the Company BOMBARDIER MOTOR CORPORATION OF AMERICA, appeared and met, in their capacity of shareholder representatives, in order to hold a special general shareholders meeting, to which they had been duly summoned.

Through a unanimous vote of the attendees, JORGE A. GARCÍA was appointed to serve as chairman of the meeting, and, after accepting such position, he designated LUIS A. UNIKEL FERNÁNDEZ to serve as Secretary, and the latter also accepted such designation.

The chairman of the meeting appointed LUIS A. UNIKEL FERNÁNDEZ as teller, and, after accepting the position granted and examining the pertinent documentation, the latter certified that all the shares representing the capital stock of the company BOMBARDIER (MEXICO), S.A. DE C.V., were represented at the meeting, whether by their shareholders or through proxies, duly granted and according to the following distribution:

	SHARES
	SERIES B-1	SERIES B-2	VOTES
SHAREHOLDERS
BOMBARDIER RECREATIONAL PRODUCTS INC.	49,999	57,049,999	57,099,998
BOMBARDIER MOTOR CORPORATION OF AMERICA	1	1	2
TOTAL	50,000	57,050,000	57,100,000

Since all the shares of the subscribed capital stock of the company BOMBARDIER (MEXICO), S.A. DE C.V., were represented at the meeting, the chairman legally called it to order,... according to the terms of article 188 of the General Law of Commercial Companies, even though its notice of meeting had not been published.

The meeting was held according to the following agenda, which was approved with the unanimous vote of the attendees.

AGENDA

1.-Discussion and, as applicable, approval of the amendment to the Corporate Bylaws with respect to the Company’s name.

2.-Grant of Special Powers of Attorney in connection with the modification of the name; and

3.-Designation of the special delegates.

POINT ONE. In connection with point one on the agenda, the chairman of the meeting stated that it was necessary to amend and modify the Company’s bylaws in their ARTICLE TWO in order to modify the Company’s name. He indicated that, if it was possible to obtain the pertinent permit issued by the Secretariat of Foreign Relations, the latter should authorize the name BRP Mexico, and, for that purpose, he proposed that, if the shareholders approved the modification in question, it should be drafted in the following terms:

“ARTICLE TWO: NAME.-The name of the company is “BRP Mexico,” and it will always be followed by the words “SOCIEDAD ANONIMA DE CAPITAL VARIABLE” or their abbreviation “S.A. DE C.V.”

If such proposal is approved, replacement of the existing share certificates with new ones and notification of the change for filing of the pertinent notices to the appropriate authorities will have to be ordered.

After having reviewed and discussed the above proposals and acting according to the proxy instructions, the shareholder representatives, by a unanimous vote, adopted the following:

RESOLUTIONS

1.-Modification of ARTICLE TWO of the Company’s Corporate Bylaws is approved, subject to obtaining the approval and issuance of the permit from the Secretariat of Foreign Relations.

2.-Subject to the approval of the Secretariat of Foreign Relations, ARTICLE TWO of the Company’s Corporate Bylaws will read as follows:

“ARTICLE TWO: NAME.-The name of the company is “BRP Mexico,” and it will always be followed by the words “SOCIEDAD ANONIMA DE CAPITAL VARIABLE” or their abbreviation “S.A. DE C.V.”

3.-Once the Secretariat of Foreign Relations issues the name change permit, these Minutes, together with the above-mentioned permit, will be officially recorded with a Notary Public, after being recorded at the Public Registry of Commerce of the registered office.

4.-If the permit from the Secretariat of Foreign Relations with respect to the name change is approved and issued, it is ordered that all pertinent notices and notifications be sent to the appropriate authorities so that this amendment and modification of the corporate bylaws will have all legal effects. Such authorities must make the notations and changes that they deem pertinent, including, among others, to the National Registry of Foreign Investments, the Public Registry of Commerce and the Secretariat of Finance and Public Credit, and other pertinent local, state and federal entities.

5.-Subject to the condition precedent consisting of obtaining the respective permit, the shareholders resolve that all existing share certificates be canceled and be replaced with the same number of share certificates with the new name, …

… in the event that the permit in question is issued. It is also ordered that the entries and notations be made in the corporate books and records so that, at the proper time, they will reflect the new company name.

POINT TWO. In accordance with point two on the agenda, the Chairman suggested that a Special Power of Attorney needs to be granted for Acts of Administration to several attorneys-in-fact in order to allow them to carry out, on behalf of this company, the series of notifications and notices to the appropriate authorities and other concerned parties, with respect to the name modification.

In accordance with the proxy instructions, the shareholder representatives, by a unanimous vote, adopted the following:

RESOLUTION

Subject to the condition mentioned in the Resolutions of the above Point One, Messrs. JORGE A. GARCÍA ADAME, LUIS A. UNIKEL FERNÁNDEZ, MARIO PERERA RIVEROLL, ÁNGEL E. CANTU, HUMBERTO GARZA CHARLES, ANAID NUÑO VEGA, MAYELA OLIMPIA MORENO HERNÁNDEZ and ORALIA CANO ARROYO will have the following Power of Attorney, which they may exercise jointly, separately, any of them in any number:

SPECIAL POWER OF ATTORNEY FOR ACTS OF ADMINISTRATION. Pursuant to Article 2554, paragraphs two and four, of the Federal Civil Code and its equivalents in the other Civil Codes of the States in the Mexican Republic, the above mentioned attorneys-in-fact are authorized to, on behalf of the company, file notices and notifications with respect to the name modification, and to carry out any special or general procedure required to obtain the name change and also for those acts resulting from the name modification, including, without limitation, notifications to the National Registry of Foreign Investments, the Federal Taxpayers Registry, the Secretariat of Finance and Public Credit, the Institute of the National Workers Housing Fund (Instituto del Fondo Nacional de la Vivienda para los Trabajadores - INFONAVIT), the Mexican Social Security Institute, and the Retirement Savings System, with the Secretariat of Economics, Customs, the National Registry of Importers, as well as to file them with any government agency, whether municipal, state, or federal.

POINT THREE. In connection with point three on the agenda with respect to designation of the special delegates, by a unanimous vote, and, as applicable, according to the proxy instructions, they adopted the following:

RESOLUTION

Messrs. JORGE A. GARCÍA ADAME, LUIS A. UNIKEL FERNANDEZ, MARIO PERERA RIVEROLL, ANGEL E. CANTU, HUMBERTO GARZA CHARLES, GABRIEL GARCÍA ROMÁN, RODOLFO ANDRÉS BARRERA GARCIA, GABRIEL GARZA FERNANDEZ, FRANCISCO JAVIER MEDINA MARTINEZ, ANAID NUÑO VEGA, MAYELA OLIMPIA MORENO HERNANDEZ and ORALIA CANO ARROYO are designated and authorized as special delegates, so that, jointly, separately, any of them in any number, according to the terms of Article 10 of the General Law of Commercial Companies, they will carry out all legal and/or material acts necessary to execute the above resolutions, including, without limitation, going to the Secretariat of Foreign Relations to apply for and process the modification of the Company’s name and so that they will request the total or partial official recording of these Minutes, signing the pertinent notary instrument, if necessary, before a Notary Public of their choice, which instrument must be recorded in the Public Registry of Commerce of the Company’s registered office. JORGE A. GARCÍA ADAME and LUIS A. UNIKEL FERNÁNDEZ are also authorized, either of them or both, to issue the necessary certifications of these Minutes.

As there was no other matter to discuss, the meeting was adjourned, and these minutes were prepared and were subsequently read, approved and signed by the Chairman, the Secretary and the Teller.

It is noted for the record that, from the beginning of the meeting until each and every one of the resolutions contained in these minutes were adopted, all the shares into which the capital stock of BOMBARDIER (MEXICO), S.A. DE C.V., is divided were represented and that the shareholders are not required to register with the Federal Taxpayers Registry, since they presented the account referred to in paragraph four of Article 27 of the Tax Code of the Federation.

Attached to these minutes are the proxies, as well as the list of attendees at this meeting.

The meeting was adjourned at 4:00 p.m. on April 13, 2004.

Initialed.-JORGE A. GARCÍA-Chairman.-Initialed.-LUIS A. UNIKEL FERNÁNDEZ.-Secretary and Teller.

In addition, the party appearing before me, Licenciada Anaid Nuño Vega, shows the Undersigned Notary the permit that was applied for and obtained from the Secretariat of Foreign Relations for the change of name of the Commercial Company Bombardier (Mexico), Sociedad Anónima de Capital Variable, to that of BRP Mexico, Sociedad Anónima de Capital Variable, which permit is fully transcribed as follows:

At the upper right margin: “OFFICE OF THE GENERAL COUNSEL.-PERMITS OFFICE, CONSTITUTIONAL ARTICLE 27.-COMPANIES SUBOFFICE.-At the upper left margin, a Seal with the National Emblem and a legend that says.-UNITED MEXICAN STATES.-SECRETARIAT OF FOREIGN RELATIONS.-At the right margin: PERMIT 28000908.-FILE 199709020161.-PAGE 7J0A17V5.-Pursuant to the application filed by Mr(s). JORGE A. GARCÍA ADAME, representing BOMBARDIER MEXICO SA DE CV, this Secretariat grants the permit to change the name of BOMBARDIER MEXICO SA DE CV TO BRP MEXICO SA DE CV.-The permit having been GRANTED to the applicant to amend its Corporate Bylaws as specified above, pursuant to articles 16 of the Law of Foreign Investment and 15 of the Regulations of the Law of Foreign Investment and of the National Registry of Foreign Investments.-The concerned party must give notice of the use of this permit to the Secretariat of Foreign Relations within six months following the issuance thereof, as set forth in article 18 of the Regulations of the Law of Foreign Investment and of the National Registry of Foreign Investments.-This permit will have no effect if, within ninety working days following the date on which it is granted, the concerned parties do not appear before a notary public to execute the instrument pertaining to the amendment to the bylaws of the Company in question, in accordance with the stipulations of article 17 of the Regulations of the Law of Foreign Investment and of the National Registry of Foreign Investments. In addition, it is granted without detriment to what is stipulated in article 91 of the Law of Industrial Property.-The above is notified pursuant to articles: 27, section I, of the Political Constitution of the United Mexican States; 28, section V, of the Organizational Law of the Federal Public Administration; 16 of Foreign Investment, and 15 and 18 of the Regulations of the Law of Foreign Investment and of the National Registry of Foreign Investments.- CIUDAD VICTORIA, TAMAULIPAS, April 27, 2004. THE DELEGATE.-Signature.-LIC. MARINA MEDINA AVILA.- A seal with the national emblem that says “UNITED MEXICAN STATES.-SECRETARIAT OF FOREIGN RELATIONS.-CD. VICTORIA, TAM. REPRESENTATIVE OFFICE.”

In the above terms and for all pertinent legal purposes, the Minutes of the Special General Shareholders Meeting of the Commercial Company Bombardier (Mexico), Sociedad Anónima de Capital Variable, held on April 13, 2004, have been officially recorded, the text of which minutes have been transcribed verbatim in the body of this Public Deed and are deemed reproduced herein in each and every one of their parts.

The Special Delegate of the Meeting, the Minutes of which were officially recorded in terms of this Public Deed, Licenciada Anaid Nuño Vega, for purposes of formalizing the resolutions adopted at the Meeting in question, states the following:

CLAUSES:

One. Based on the permit issued by the Secretariat of Foreign Relations that was transcribed in the body of this Public Deed, the modification of the Article Two of the Corporate Bylaws of the Commercial Company Bombardier (Mexico), Sociedad Anónima de Capital Variable, is formalized to read as follows:

“ARTICLE TWO: NAME.-The name of the company is “BRP Mexico,” and it will always be followed by the words “SOCIEDAD ANONIMA DE CAPITAL VARIABLE” or their abbreviation “S.A. DE C.V.”

Two. Based on the permit issued by the Secretariat of Foreign Relations, which was transcribed in the body of this Public Deed, the Special Power of Attorney for Acts of Administration that the Commercial Company Bombardier (Mexico), Sociedad Anónima de Capital Variable granted to Messrs. Jorge A. García Adame, Luis A. Unikel Fernández, Mario Perera Riveroll, Ángel E. Cantu, Humberto Garza Charles, Anaid Nuño Vega, Mayela Olimpia Moreno Hernández and Oralia Cano Arroyo, so that they will exercise it jointly, separately, any of them in any number, according to the terms and with the powers set forth in the resolution of point two of the agenda of the Meeting, the Minutes of which were officially recorded in terms of this Public Deed and under the new name of the Company, which is BRP Mexico, Sociedad Variable de Capital Variable, is formalized.

Three. The designation of Messrs. Jorge A. García Adame, Luis A. Unikel Fernández, Mario Perera Riveroll, Ángel E. Cantu, Humberto Garza Charles, Gabriel García Román, Rodolfo Andrés Barrera García, Gabriel Garza Fernández, Francisco Javier Medina Martínez, Anaid Nuño Vega, Mayela Olimpia Moreno Hernández and Oralia Cano Arroyo as Special Delegates of the Special General Shareholders Meeting, the Minutes of which were officially recorded in terms of this Public Deed so that, jointly, separately, any of them in any number, they will carry out the acts contemplated in the resolution of point three of its agenda, is formalized.

Article 1890 (one thousand eight hundred ninety) of the Civil Code in effect for the State of Tamaulipas.

“1890.-In all general powers of attorney for lawsuits and collections, in order for them to be understood to have been granted with no limitation whatsoever, it will be sufficient for it to be said that they are granted with all general powers and with the special ones that require a special clause under the Law.-In general powers of attorney to manage property, it will be sufficient to state that they are granted with such capacity in order for the attorney-in-fact to have all manner of administrative powers.-In general powers of attorney to exercise acts of ownership, it will be sufficient for it to be said that such general powers of attorney are granted with such capacity in order for the attorney-in-fact to have all the powers of owner, both with respect to the property, as well as to take all manner of steps to defend or manage it.-When, in the three cases mentioned above, it is wished to limit the powers of the attorney-in-fact, the limitations will be specified or special powers of attorney will be granted on the matter.-Notaries will insert this Article in the certified copies of powers of attorney executed before them. If the concerned parties have not inserted it in the text of the document, then the officials before whom the parties executing the power of attorney and the witnesses ratified their signatures, in accordance with Section II of Article 1887 in connection with 1891, shall do so at the bottom of the Power of attorney and before the signatures of ratification,.”

Article 2554 (two thousand five hundred fifty-four) of the Federal Civil Code that is in effect.-”2554.-In all general powers of attorney for lawsuits and collections, in order for them to be understood to have been granted with no limitation whatsoever, it will be sufficient for it to be said that they are granted with all general powers and the special ones that require a special clause under the Law.-In general powers of attorney to manage property, it will be sufficient to state that they are granted with such capacity in order for the attorney-in-fact to have all manner of administrative powers.-In general powers of attorney to exercise acts of ownership, it will be sufficient for them to be granted with such capacity in order for the attorney-in-fact to have all the powers of owner, both with respect to the property, as well as to take all manner of steps to defend it.-When, in the three cases mentioned above, it is wished to limit the powers of the attorney-in-fact, the limitations will be specified or special powers of attorney will be granted on the matter.-Notaries will insert this Article in the certified copies of powers of attorney executed before them.

LEGAL STATUS:

The party appearing before me, Licenciada Anaid Nuño Vega, evidenced her legal status with the Minutes of the Meeting that were officially recorded in terms of this Public Deed, while she evidenced the legal existence of the Commercial Company Bombardier (Mexico), Sociedad Anónima de Capital Variable, with the First Certified Copies of the Public Deeds indicated below:

(i) First Certified Copy of Public Deed No. 1984 of September 9, 1997, executed before Licenciado Alfonso Salinas Flores, Notary Public No. 135, practicing in the City of Reynosa, Tamaulipas, which is recorded at the Public Registry of Commerce of the City of Reynosa, Tamaulipas, under No. 656, Volume VI, 1st Auxiliary Book of Companies, Powers of Attorney and Miscellaneous Contracts, Page 228, Front, on September 10, 1997, in which is evidenced the deed of incorporation of the Commercial Company Bombardier (Mexico), Sociedad Anónima de Capital Variable, the pertinent parts of its Corporate Bylaws being transcribed: “ARTICLE TWO. NAME. The name of the company is BOMBARDIER (MEXICO), and it will always be followed by the words “SOCIEDAD ANONIMA DE CAPITAL VARIABLE” or their abbreviation “S.A. DE C.V.” ARTICLE THREE. REGISTERED OFFICE. The Company’s registered office will be the City of Reynosa, Tamaulipas, Mexico, and it may establish agencies, branches or representative offices in any other place in the Mexican Republic or abroad, and submit to contractual places of business. ARTICLE FOUR. CORPORATE PURPOSE. The company’s purpose shall not include those activities restricted for companies with Foreign Investment in accordance with the laws of Mexico. The corporate purpose includes the following activities: 1.-Manufacture, assembly, distribution and sale of motorized products and their components; 2.- Importation, exportation, sale, assembly, transformation, manufacture and trade of all manner of materials, parts, components, assemblies, subassemblies, accessories, equipment and machinery used in the design, manufacture, assembly (partial and total), distribution and sale of motorized products and their components, including the search for potential suppliers; 3.- Actively promoting the sale of third parties in Mexico; 4.-Implementing various business and economic agreements in the field of business and others; 5.-Seeking opportunities for future development of cooperation, expanding the economic, commercial and technological exchange of information and the development of business and economic links with third parties; 6.-Acting in trade and in other transactions, including the introduction of the most innovative objectives in world technology, importation of machinery and equipment, and development of technological services; 7.-Carrying out the acts that a company requires, such as reports on local competition, executing contracts, evaluating the general condition of business in Mexico and outside the country; 8.-Carrying out all necessary advertising with respect to itself as well as its subsidiaries and affiliates in the entire Mexican Republic; 9.-Establishing, building, renting, operating, acquiring shops, warehouses, storage rooms and any other establishment necessary for the Company’s purposes; 10.-Acquiring, owning, leasing, buying, selling, disposing of and, generally, trading through legal operations with respect to its fixed assets, shares and other credit instruments in Mexico, as well as abroad; 11.-Acquiring, owning, leasing and disposing of all manner of personal and real property, in order to satisfy the Company’s corporate objective, including the establishment of trusts, as well as any other type of operation permitted by the Law; 12.-Hiring employees, managers and executives, agents, customs agents, customs attorneys-in-fact, commission agents, professionals, representatives, intermediaries of all types and distributors necessary to fulfill the corporate purpose; 13.-Granting or receiving all manner of financing, with or without guarantees, establishing trusts, granting encumbrances, issuing and negotiating all manner of credit instruments, including granting its own guarantees and endorsements to third parties; 14.-Establishing administrative offices, agencies and branches in Mexico and …

… abroad; 15.-Obtaining, acquiring, conveying, through franchises or concessions, and owning all manner of patents and marks and other industrial and intellectual property rights, copyrights, invention certificates and trademarks in Mexico and abroad; 16.-Receiving and granting all manner of powers of attorney, delegating them to its employees and executives, as well as modifying and/or revoking them at any time; 17.-Representing or being an agent of all manner of domestic or foreign business or industrial companies and getting involved in the sale and commercialization of their products and services; 18.-Generally, carrying out and executing all manner of legal acts and civil, commercial, administrative and any other agreements related to the corporate purpose.- ARTICLE FIVE. DURATION. The Company’s duration will be 99 (ninety-nine) years, which will be automatically extended for another 99 (ninety-nine) years unless, before the first term ends, the special shareholders meeting decides that the Company be dissolved. ARTICLE SIX. NATIONALITY. The company is of Mexican Nationality, the founding partners agreeing and it being established, for [any] future partners that the Company may have, that “Any foreigner who, at the event of organization or any other subsequent time acquires an interest or share in the Company will be considered, for that mere fact, as Mexican with respect to one and the other, as well as with respect to the property, rights, concessions, holdings or interests that the Company owns or else with respect to the rights and obligations arising out of contracts executed with Mexican authorities, and it shall be understood that he agrees not to invoke the protection of his government, under the penalty, if he breaches the agreement, of losing such interests, rights or shares, to the benefit of the Mexican Nation.”-ARTICLE SEVEN. CAPITAL. The capital stock is made up of a fixed portion and another variable portion. The minimum fixed capital is $50,000.00 (Fifty Thousand and 00/100 Pesos, National Currency), represented by 50,000 (Fifty Thousand) common, registered shares with a par value of $1.00 (One and 00/100 Peso, National Currency) each, fully subscribed to and paid up. The variable capital will be unlimited and will be represented by the shares determined by the shareholders meeting that approves its issue...”-ARTICLE TWENTY-FIVE. GENERAL SHAREHOLDER MEETINGS. The general meeting of shareholders with shares, legally called to order, is the supreme body of the Company, and its decisions bind even those who are absent and dissenting, except for the right of opposition referred to in article 201 (two hundred one) of the General Law of Commercial Companies. ARTICLE TWENTY-SIX. TYPES OF MEETINGS. The general shareholder meetings will be regular and special. All of them will be regular except for those that are held to discuss any one of the matters included in article 182 (one hundred eighty-two) of the General Law of Commercial Companies, which meetings will be special. Shareholder meetings discussing an increase or decrease in the Company’s variable capital will also be regular.-ARTICLE TWENTY-NINE. FULL MEETINGS (ASAMBLEAS TOTALITARIAS). They may be held without the requirement of publishing the notice of meeting, and the resolutions that are adopted will be valid in the following cases: a).-When, from the beginning until the end of the meeting, the entire capital stock is represented, and; b).-When a meeting is held as a continuation of another previous one, and, the date and time to continue it have been indicated in it, provided no matters other than those indicated in the first notice of meeting are taken up.-ARTICLE THIRTY. REPRESENTATION. The shareholders will have the right to be represented at the meeting by the person(s) that they designate, through a simple proxy signed by the concerned party and two witnesses. Shareholders may not be represented by any of the managers or shareholders’ auditors (comisarios).-ARTICLE THIRTY-ONE. MINUTES OF MEETINGS. The minutes of the meetings will be recorded in the respective book and will be signed by the Chairman and Secretary of the meeting, as well as by the shareholders’ auditors who attend.-ARTICLE THIRTY-TWO. CHAIRMAN AND SECRETARY OF THE MEETINGS. The meetings will be chaired by the Sole Director and CEO (Administrador Unico) or by the Chairman of the Board of Directors or, as applicable, by the person elected by the majority of votes of those present. The Secretary and Teller of the meeting will be designated …

… by the majority of the shareholders who are present or by the Chairman.-ARTICLE THIRTY-THREE. QUORUM AND RESOLUTIONS ADOPTED BY REGULAR MEETINGS. In order for a regular shareholders meeting held by virtue of the first notice to be valid, it will be necessary for at least 50% (fifty percent) of the capital stock to be represented thereat, and the resolutions will be valid when adopted by the favorable vote of the majority of the shares represented at the meeting.”

(ii) First Certified Copy of Public Deed No. 13,836 dated August 6, 2001, executed before Licenciado Jorge A. García Corcuera, Notary Public No. 140, who practiced in the City of Reynosa, Tamaulipas, which is recorded at the Public Registry of Property and Commerce of the State of Tamaulipas under the Commerce Section, No. 500, Volume 2-010, Book One, Date of August 24, 2001, Municipality of Reynosa, and before the Public Registry of Property and Commerce of the District of Bravos of the State of Chihuahua, under No. 57, Page 97, Volume 154, Book 11 of Commerce, on September 20, 2001, evidencing the official recording of the Minutes of the Special General Shareholders Meeting of the Commercial Company Bombardier (Mexico), Sociedad Anónima de Capital Variable, held on July 24, 2001, in which, among others, a resolution to amend Article Three of the Company’s Corporate Bylaws was adopted, the pertinent part of the text of such resolution been transcribed: “1. The amendments to ARTICLE THREE of the Corporate Bylaws are approved.”-”2. Amended ARTICLE THREE reads as follows: ARTICLE THREE: REGISTERED OFFICE.-The Company’s registered office will be located in Ciudad Juarez, Chihuahua, Mexico, and it may establish agencies, branches, or representative offices any place in the Mexican Republic or abroad and submit to contractual places of business.”

(iii) First Certified Copy of Public Deed No. 15,493 dated November 27, 2002, executed before Licenciado Jorge A. García Corcuera, Notary Public No. 140, who practiced in the City of Reynosa, Tamaulipas, which is recorded at the Public Registry of Property and Commerce of the District of Bravos, State of Chihuahua under No. 50, Pages 96, Volume 189, Book One of Commerce, on November 29, 2002, evidencing (i) the official recording of the Minutes of the Special General Shareholders Meeting of the Commercial Company Bombardier (Mexico), Sociedad Anónima de Capital Variable, held on November 20, 2002, (ii) the official recording of the Minutes of the Special General Shareholders Meeting of the Commercial Company Servicios Bombardier (Mexico), Sociedad Anónima de Capital Variable, held on November 20, 2002, and (iii) the official recording of the Company Merger Agreement executed, for one party, by the Commercial Company Bombardier (Mexico), Sociedad Anónima de Capital Variable, as the absorbing Company, and, for the other party, by the Commercial Company Servicios Bombardier (Mexico), Sociedad Anónima de Capital Variable, as the absorbed Company, on November 20, 2002. According to the terms of the Public Deed in question, among others, the following resolutions were formalized: “1. The proposed merger is approved and, hence, it is agreed to proceed with the merger through absorption by BOMBARDIER (MEXICO), S.A. DE C.V., surviving as absorbing Company with SERVICIOS BOMBARDIER (MEXICO), S.A. DE C.V., as absorbed Company that will disappear when the merger is consummated. Pursuant to the above, the Merger Agreement is approved at this event, and the special delegates of this Meeting are each authorized to sign and carry out such Merger Agreement in representation of both companies.-2.-As a consequence of the merger, through a separate instrument, BOMBARDIER (MEXICO), S.A. DE C.V., will increase its capital stock, with the addition of the capital stock of SERVICIOS BOMBARDIER (MEXICO), S.A. DE C.V., The new capital stock of the Company will increase the share of its current shareholders in the same proportion of corporate interests that they had in SERVICIOS BOMBARDIER (MEXICO), S.A. DE C.V.- 3.-It is resolved to approve the balance sheet of BOMBARDIER (MEXICO), S.A. …

… DE C.V., at October 31, 2002, which balance sheet is added to these minutes as Attachment “A” and the figures therein will serve as a basis for the merger. The merger will be effective between the parties and with respect to third parties on November 29, 2002, provided that, by that date, the Merger Agreement has been recorded in the Public Registry of Property and Commerce, or on the date of registration, if such recording is done after November 29, 2002, provided that BOMBARDIER (MEXICO), S.A. DE C.V., and SERVICIOS BOMBARDIER (MEXICO), S.A. DE C.V., have obtained, by those dates, the creditors’ consent, or in the absence of such consent, they agree to pay off debts incurred and acknowledged, as well as those agreed to by both companies, with those creditors from whom they do not receive their consent. The above is with the understanding that, according to Article 223 of the General Law of Commercial Companies, the merger agreement must be published in the Official Journal of the registered offices of the merging companies, accompanied by the respective balance sheets.-4.-As a consequence of the merger, BOMBARDIER (MEXICO), S.A. DE C.V., will preserve, without any reservations or limitations, the entire net worth, that is, assets, liabilities and capital, of SERVICIOS BOMBARDIER (MEXICO), S.A. DE C.V.-5.-By virtue of the foregoing, BOMBARDIER (MEXICO), S.A. DE C.V., shall assume all of the rights belonging to SERVICIOS BOMBARDIER (MEXICO), S.A. DE C.V., and shall assume all of the obligations undertaken by the latter, arising out of any type of legal act.”

IDENTIFICATION:

Licenciada Anaid Nuño Vega identified herself with her voting credentials, with voter code NUVGAN77112109M900, issued by the Federal Elections Institute.

PERSONAL PARTICULARS:

As for personal particulars, the party appearing before me stated that her name is Anaid Nuño Vega, she is a Mexican citizen, unmarried, of legal age, born on November 21, 1977, a professional, originally from Mexico City, Federal District, and resident of this City, with address at Calle Cerro Peña Nevada No. 214, Colonia Las Fuentes, Sección Lomas, 88743, and with Federal Taxpayer Registration NUVA-771121-MR6.

I, the Notary, attest:

(i) That the party appearing before me showed me the registration renewal certification of the Commercial Company Bombardier (Mexico), Sociedad Anónima de Capital Variable, with the Second Section of the National Registry of Foreign Investments for the year 2004 (two thousand four), which, in a photostatic copy, is added to the Appendix of this Public Deed;

(ii) That the party appearing before me stated under oath that the Commercial Company Bombardier (Mexico), Sociedad Anónima de Capital Variable, will file, with the Local Tax Collection Administration under the Secretariat of Finance and Public Credit, the account referred to in paragraph five of Article 27 (twenty-seven) of the Tax Code of the Federation in a period not beyond the 31st (thirty-first) of March of the year 2005 (two thousand five).

(iii) That the party appearing before me was made aware that the exercise on National territory of the Company’s Powers of Attorney and appointments in favor of persons of Foreign Nationality is subject to that they have appropriate immigration status, granted by the Secretariat of Government, through the National Immigration Institute;

(iv) That the party appearing before me, whom I do not know personally, identified herself in the manner indicated and to the Undersigned’s satisfaction, also stating under oath that she is the person who she says she is and that appears in the identification that she has shown me, and that she has sufficient capacity to execute this instrument;

(v) That, in my judgment, the party appearing before me has full legal capacity, and that I am not aware that she is subject to any civil impediment;

(vi) That I read the above Deed to the party appearing before me;

(vii) That I explained to the party appearing before me its value and the legal consequences of its contents;

(viii) That what is transcribed and inserted above is in accordance with the wishes of the party appearing before me, and I saw its originals, to which I defer, and returned them to the party presenting them; and

(ix) That, in my presence, the party appearing before me stated her satisfaction with the Deed, and signed it on this date, at four p.m.-I so attest.

LICENCIADA ANAID NUÑO VEGA.- Initials.-Before me.-Signature and authorizing seal of the Notary.

AUTHORIZATION

I, the Notary, authorize these minutes, since all the requirements for their existence and full validity required by the Law have been satisfied, at five p.m. on the (28th) twenty-eighth of the month of (April) of 2004 (two thousand four).-Note for the record.-I so attest.-Signature and authorizing seal of the Notary.

THIS IS A FIRST CERTIFIED COPY, TRUE AND ACCURATE, EXTRACTED VERBATIM FROM ITS ORIGINAL, WHICH IS IN THE NOTARY BOOK OF PUBLIC INSTRUMENTS FOR WHICH I AM RESPONSIBLE, IN WHICH I NOTE THIS ISSUANCE AT THE MARGIN OF ITS ORIGINAL. IT IS ISSUED FOR USE BY THE CONCERNED PARTIES, IN (5) FIVE PAGES OF TEXT, DULY COMPARED, STAMPED AND SIGNED, IN MY OFFICE, IN THIS CITY OF REYNOSA, STATE OF TAMAULIPAS, ON THE (28TH) TWENTY-EIGHTH OF THE MONTH OF (APRIL) OF TWO THOUSAND FOUR.

I SO ATTEST.

[signature]

LIC. CESAR HUMBERTO ISASSI CANTU,

NOTARY PUBLIC NO. 107.

[stamp:]

UNITED MEXICAN STATES

LIC. CESAR HUMBERTO ISASSI

NOTARY PUBLIC No. 107

Cd. Reynosa, Tam

[stamp:]

RECORDED UNDER NO. 36, PAGE 52 OF VOLUME 237 OF THE FIRST BOOK OF COMMERCE

CD. JUAREZ, CHIH. ON MAY 7, 2004.

[signature]

LIC. ELSA DELGADO MENDOZA

[stamp:]

UNITED MEXICAN STATES

FREE AND SOVEREIGN STATE OF CHIHUAHUA

PUBLIC REGISTRY OF PROPERTY AND COMMERCE

BRAVOS DISTRICT